Exhibit 3.1

AMENDED AND RESTATED LIMITED
LIABILITY COMPANY AGREEMENT

OF

COLT DEFENSE LLC

Dated as of June 12, 2003

REFLECTING THE AMENDMENTS ADOPTED

as of July 9, 2007,

August 11, 2011,

March 2012

and

June 28, 2013

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
COLT DEFENSE LLC

TABLE OF CONTENTS

Page

ARTICLE I.

DEFINITIONS

ARTICLE II.

ORGANIZATION OF THE COMPANY

2.1.	Formation and Name of Company	8
2.2.	Purpose	8
2.3.	Registered Office; Registered Agent	8
2.4.	Principal Place of Business	8
2.5.	Term	8

ARTICLE III.

MEMBERS

3.1.	Members	8
3.2.	Voting Rights Generally	8
3.3.	Meetings of Members	9

ARTICLE IV.

UNITS

4.1.	Units Generally	10
4.2.	Common Units	10
4.3.	Certificates for Units	11
4.4.	Profits Interests, Warrants, Options, etc.	12
4.5.	Pre-Emptive Rights	12

ARTICLE V.

MANAGEMENT

5.1.	Management Generally	14
5.2.	Authority of Governing Board	14
5.3.	Number of Members of Governing Board	14
5.4.	Election	14
5.5.	Removal	14
5.6.	Vacancies	14

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5.7.	Books	15
5.8.	Compensation	15
5.9.	Fundamental Transactions	15
5.10.	Limitation on Liability of Members of Governing Board	17
5.11.	Meetings of the Governing Board	17
5.12.	Committees	18
5.13.	Officers	18
5.14.	Managers	19

ARTICLE VI.

SPECIAL RIGHTS; TRANSFER RESTRICTIONS; ETC.

6.1.	Election of Members of Boards	19
6.2.	[Reserved]	21
6.3.	[Reserved]	21
6.4.	Restrictions on Transfer and Issuance of Units, etc.	21
6.5.	Co-Sale Right	26

ARTICLE VII.

CAPITAL CONTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS

7.1.	Initial Capital Contributions	27
7.2.	Additional Capital Contributions	27
7.3.	Capital Accounts	27
7.4.	General Allocations	27
7.5.	Special Allocations	28
7.6.	Allocations for Tax Purposes	29
7.7.	Determination by Governing Board of Certain Matters	29
7.8.	Transfer of Units	29

ARTICLE VIII.

DISTRIBUTIONS

8.1.	Distributions	30
8.2.	Minimum Distributions for Income Tax Purposes	30

ARTICLE IX.

TRANSFERS OF INTEREST; ADMISSION OF ADDITIONAL MEMBERS

9.1.	Transfer of Interests	30
9.2.	Admission of Additional Members	30
9.3.	Admission of Current Members	31

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ARTICLE X.

DISSOLUTION

10.1.	Dissolution	31
10.2.	Winding Up and Liquidation	31
10.3.	Liabilities	31
10.4.	Settling of Accounts	31
10.5.	Distribution of Proceeds	32
10.6.	Filing	32
10.7.	No Restoration of Deficit Capital Account Balances	32

ARTICLE XI.

TAX RETURNS; BOOKS AND RECORDS; REPORTS

11.1.	Filing of Tax Returns	32
11.2.	Tax Matters Partner	32
11.3.	Annual Reports to Current and Former Members	32
11.4.	Records to be Kept	33
11.5.	Confidentiality	33

ARTICLE XII.

INDEMNIFICATION

12.1.	Right to Indemnification	34
12.2.	Right to Advancement of Expenses	34
12.3.	Right of Indemnitee to Bring Suit	35
12.4.	Non-Exclusivity of Rights	35
12.5.	Insurance	35
12.6.	Indemnification of Employees and Agents of the Company	36

ARTICLE XIII.

NOTICES

13.1.	Generally	36
13.2.	When Deemed Given, etc.	36
13.3.	Waiver	36

ARTICLE XIV.

MISCELLANEOUS

14.1.	General	36
14.2.	Amendments and Waivers	37
14.3.	Choice of Law	37
14.4.	Headings	37
14.5.	Pronouns	37
14.6.	Entire Agreement	37

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14.7.	Third Parties	37
14.8.	Severability	37
14.9.	Effectiveness	38
14.10.	Counterparts	38
14.11.	Interpretation	38

-iv-

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
COLT DEFENSE LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, made and entered into as of the 12th day of June, 2003 and amended as of the 9th day of July, 2007, the 11th day of August, 2011, March, 2012 and the 28th day of June, 2013, by and among Colt Defense Holding LLC, a Delaware limited liability company (“C-Defense Holding”), and Colt Defense LLC, a Delaware limited liability company (the “Company”).  Certain capitalized terms used in this Agreement have the respective meaning ascribed thereto in Article I.

Recitals.

The Company was formed as a limited liability company under the Act by the filing on September 18, 2002 of the initial Certificate of Formation in the office of the Secretary of State of Delaware.

The initial member of the Company had executed a limited liability company agreement, dated as of November 1, 2002.

The initial member of the Company and the Company had completed a series of transactions pursuant to which as of June 11, 2003 the Company succeeded to the defense related business of Colt Manufacturing Company, Inc. (now a limited liability company known as Colt’s Manufacturing Company LLC, “CMC”).

On June 12, 2003, certain members and former members of the Company entered into an Amended and Restated Limited Liability Company Agreement (the “First Amended Agreement”) that provided for the establishment of designated series of limited liability company interests in the Company and warrants and options in connection with the purchase of limited liability company interests in the Company and, in a partial liquidation, for the distribution of all of the issued and outstanding limited liability company interests in the Company to the holders of the outstanding common stock of New Colt Holding Corp., a Delaware corporation (“New Colt”), or their designees, for the distribution of certain such outstanding warrants to the holders of the outstanding warrants of New Colt or their designees, and for the distribution of certain such outstanding options to the holders of the outstanding options of New Colt or their designees, all as further provided in the First Amended Agreement and the Distribution Agreement.

On July 9, 2007, certain members and former members of the Company entered into an Amended and Restated Limited Liability Company Agreement (the “Second Amended Agreement”).

The parties hereto desire to amend the Second Amended Agreement and to set out in this Agreement (as amended) their respective rights, obligations and duties with respect to the Company and its business, management and operations.

NOW, THEREFORE, in consideration of the terms, covenants and conditions contained herein, the parties hereby agree that the First Amended Agreement (and that such amendment is permitted in accordance with Section 14.2 of the First Amended Agreement) is hereby amended in its entirety to read as follows, and further hereby agree as follows:

ARTICLE I.

Definitions

For purposes of this Agreement, unless the context otherwise requires:

“Act” means the Delaware Limited Liability Company Act, as amended from time to time, or any corresponding provision or provisions of any succeeding or successor law of the State of Delaware.

“Additional Sale Notice” is defined in Section 6.4.3(c).

“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

               (i)Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations §§ 1.704-2(g)(1) and 1.704-2(i)(5); and

               (ii)Debit to such Capital Account the items described in Regulations §§ 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” means, as to any holder of Equity Securities, (i) the partners, retired partners, directors and officers, as the case may be, of such holder, (ii) the partners of any of the parties referred to in the foregoing clause of this definition, (iii) any corporation, limited liability company or partnership controlled by such holder or by any of the parties referred to in the foregoing clauses of this definition, and (iv) any other party that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any holder of Equity Securities.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as amended, modified or supplemented from time to time.

“Applicable Board” means, (i) in the case of the Company, the Governing Board, and (ii) in the case of any subsidiary of the Company, the governing board, board of directors or other similar governing body of such subsidiary.

“Bankruptcy Code” means the United States Bankruptcy Code (Title 11, U.S.C.), as amended.

“Bankruptcy Event” means any of the following events: (i) filing any voluntary petition in bankruptcy pursuant to the Bankruptcy Code on behalf of the Company or any of its subsidiaries; (ii) not defending, or to the extent permitted under applicable law, objecting to or seeking the dismissal of the filing of any involuntary petition under the Bankruptcy Code against the Company or any of its subsidiaries; (iii) filing of any petition with respect to the Company or any of its subsidiaries seeking reorganization or relief under any applicable law relating to bankruptcy or insolvency; (iv) not objecting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any of its subsidiaries or a substantial part of their respective assets; (v) making any assignment with respect to the Company or any of its subsidiaries for the benefit of creditors; or (vi) taking of any action by the Company or any of its subsidiaries in furtherance of any such action described in this definition.

“Bona Fide Offer” is defined in Section 6.4.3(a).

“Capital Account” means the Capital Account maintained for each Member pursuant to Section 7.3.

“Capital Contribution(s)” means the aggregate of all contributions made by the Member to the Company, Any reference to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any prior Member with respect to the Interest of such then Member.

“C-Defense Holding” is defined in the introductory paragraph.

“Certificate of Formation” means the Certificate of Formation of the Company, as filed with the Secretary of the State, as amended from time to time.

“Class B Common Units” means up to 18,878 Units of the Company having identical terms to the Common Units authorized and issued as of July 9, 2007; provided, that under no circumstance shall the Class B Common Units have the rights attributed to Common Units under Section 4.2.2 or any other voting rights hereunder.

“CMC” is defined in the Recitals.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Colt Designee” is defined in Section 6.1.1(c).

“Common Member” means a Member that holds one or more Common Units or Class B Common Units.

“Common Units” is defined in Section 4.1.

“Company” is defined in the introductory paragraph.

“Company Minimum Gain” has the meaning set forth in Regulations §§ 1.704-2(d), but substituting the term “Company” for the term “partnership” as the context requires.

“Company Sale” means either a transaction or series of related transactions with a Person or Persons acting as a group or in concert that, in either case, is not a Member or an Affiliate of any Member (or including any Person that is a Member or an Affiliate of a Member), pursuant to which such Person or Persons acquire: (i) all or substantially all of the equity securities of the Company, or (ii) all or substantially all of the Company’s assets determined on a consolidated basis (in any case, whether by merger, consolidation, sale, exchange, issuance, transfer or redemption of the Company’s equity securities, by sale, exchange or transfer of the Company’s consolidated assets, or otherwise); provided, that a Company Sale shall not include a transaction whereby the equity interests of the Company are exchanged for the securities of a corporation (through a merger, securities exchange or otherwise) in connection with an initial public offering of such securities.

“Co-Sale Right” is defined in Section 6.5.

“Credit Agreement” means the credit agreement dated as of September 29, 2011 among the Company as the U.S. borrower, Colt Canada Corporation, as the Canadian borrower, Colt Finance Corp., as guarantor, the lenders party thereto, and Wells Fargo Capital Finance LLC, as agent, as amended, supplemented, amended and restated or modified from time to time.

“Distribution Agreement” means the Distribution Agreement, dated as of even date of the First Amended Agreement, among New Colt and the other parties named therein.

“Distribution Date” is defined in Section 10.3.

“Drag-Along Notice” is defined in Section 6.4.4(a).

“Drag-Along Pro Rata Portion” is defined in Section 6.4.4(a).

“Drag-Along Sale” is defined in Section 6.4.4(a).

“Drag-Along Sale Price” is defined in Section 6.4.4(a).

“Drag-Along Sellers” is defined in Section 6.4.4(a).

“Employee Plan” means the New Colt Holding Corp. Employee Stock Ownership Plan & Trust, as amended from time to time.

“Employee Plan Holding” is defined in the introductory paragraph.

“Equity Equivalents” is defined in Section 4.5.1.

“Equity Security” means any limited liability company interests (including, without limitation, the Units), capital stock or other similar equity security of the Company or any subsidiary, as the case may be, whether now authorized or not, and rights, options, warrants or rights to purchase any such limited liability company interests, capital stock or other similar securities or any other Equity Security, and securities of any type whatsoever that are, or may become, directly or indirectly convertible into any such limited liability company interests or capital stock or any other Equity Security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations thereunder, and as the same shall be in effect from time to time.

“Fair Market Value” means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell and a willing buyer would buy such asset in a transaction negotiated at arm’s length, each being apprised of and considering all relevant facts, circumstances and factors, and neither acting under compulsion, with the parties being unaffiliated third parties acting without time constraints, as determined in good faith by the Governing Board; provided, that any Market Securities shall be valued at the average of the sale or closing bid prices as reported for composite transactions during the ten (10) consecutive trading days preceding the trading day immediately prior to the date of valuation.

“Fiscal Year” means the calendar year.  Fiscal Year shall also be the Company’s taxable year.

“First Union Designee” is defined in Section 6.1.1(b).

“Governing Board” is defined in Section 5.1.

“Gross Income” means all items of income and gain that are included in the definition of Net Income and Net Loss.

“Initiating Sellers” is defined in Section 6.4.4(a).

“Interests” means the entire ownership interest of the Members in the Company.

 “Joinder” is defined in Section 6.4.1(a).

“Liquidator” is defined in Section 10.2.

“Majority in Interest of the Members” means the Members holding voting Units representing more than 50% of the aggregate number of all outstanding voting Units.

“Market Securities” means securities that (i) are of a class of securities listed on a national or recognized international stock exchange; (ii) constitute, in the aggregate, not more than 5% of the outstanding securities of such class, (iii) are eligible for immediate sale by the recipient thereof pursuant to a registration statement effective under the Securities Act, Rule 144 under the Securities Act or other similar provision then in force, and (iv) are otherwise freely tradable by the recipient without restriction under applicable federal and state securities and are not subject to any “lock-up” or other contractual restriction on transfer.

“Members” means the members of the Company.

 “Net Income and Net Loss” mean, respectively, an amount equal to the Company’s taxable income or loss, for U.S. federal income tax purposes, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments: (1) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant hereto shall be included in income; (2) any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations § 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Income or Net Loss pursuant hereto, shall be deducted from income; (3) income, gain, loss and deduction of the Company shall be computed (i) as if the Company had purchased any property contributed by a Member on the date of such contribution at a price equal to its Fair Market Value on such date, and (ii) as if the Company had sold any property distributed to a Member on the date of such distribution at a price equal to its Fair Market Value on such date; (4) in the event that the carrying value of a Company asset is adjusted pursuant to, or as permitted by, Regulations Section 1.704-1(b)(2)(iv)(f), the gain or loss that would result if such adjustment were an actual sale or exchange of such asset shall be included as gain or loss; and (5) to the extent provided in Regulations Section 1.704-1(b)(2)(iv)(m), any adjustment pursuant Regulations Section 1.704-1(b)(2)(iv)(m) shall be treated as a gain or loss upon the sale or exchange of a Company asset.

“New Colt” is defined in the introductory paragraph.

“Nonrecourse Deductions” has the meaning set forth in Regulations § 1.704-2(b)(1).

“Offer Price” is defined in Section 6.4.3(a).

“Offered Securities” is defined in Section 6.4.3(a).

“Organizer” means the Person who executed the initial Certificate of Formation.

“Permitted Issuance” means (i) the issuance of Equity Equivalents as a unit dividend or other distribution or upon any subdivision, split or combination of all of the outstanding Units; (ii) the issuance of Equity Equivalents upon conversion, exchange or redemption of any convertible or exchangeable securities outstanding on the date hereof or which were issued in compliance with Section 4.5; (iii) the issuance of Equity Equivalents to acquire Common Units or Class B Common Units to any employee, consultant or board member of the Company or any of its subsidiaries pursuant to any equity incentive plan approved and adopted by the Governing Board (provided, that the aggregate of all such issuances as of the time of determination (including the proposed issuance) shall not exceed 18,878 Units (as equitably adjusted for any distributions of Units, in each case, on the Common Units or Class B Common Units or subdivision or reclassification of such Common Units or Class B Common Units); provided, that the allocation of such Units between Common Units and Class B Common Units shall be expressly authorized and determined by resolution of the Governing Board; (iv) the issuance to any Person that is not a Member of an Affiliate of a Member of Equity Equivalents as consideration (whether partial or otherwise) for the purchase by the Company or any of its subsidiaries of assets, stock or other equity securities of any Person, whether in a merger, acquisition, joint venture or otherwise; (v) the issuance of Equity Equivalents by any of the Company’s wholly-owned subsidiaries to the Company or any other wholly-owned subsidiary of the Company; and (vi) the issuance of any Equity Equivalents to financial institutions, banks or equipment lessors, in connection with bona fide loans from them to the Company or its subsidiaries.

“Person” means any natural person, partnership, joint venture, association, corporation, limited liability company, trust or other entity.

“Preferred Units” is defined in Section 4.1.

“Prospective Buyers” is defined in Section 6.4.3(a).

“Qualified Public Offering” means an underwritten sale to the public of the Company’s (or its successor’s) equity securities pursuant to an effective registration statement filed with the Securities and Exchange Commission on Form S-1 (or any successor form) which results in gross proceeds to the Company and/or selling stockholders of at least $75,000,000 and in which the managing underwriter is a nationally recognized investment banking firm; provided that a Qualified Public Offering shall not include any issuance of equity securities in any merger or other business combination, and shall not include any registration of the issuance of securities to existing securityholders or employees of the Company and its subsidiaries on Form S-4 or Form S-8 (or any successor form).

“Regulations” means the regulations (including, without limitation, any temporary regulations) issued under the Code by the Department of the Treasury, as they may be amended from time to time, or any applicable successor regulations.  Reference herein to any particular section of the Regulations shall be deemed to refer to the corresponding provision of any applicable successor regulations.

“Remaining Securities” is defined in Section 6.4.3(c).

“Reporting Company” means an issuer that has become a reporting company pursuant to Section 12 or Section 15 of the Exchange Act as a result of an underwritten sale to the public of the Company’s (or its successor’s) Equity Securities pursuant to an effective registration statement filed with the Securities and Exchange Commission on Form S-1 (or any successor form) (other than any issuance of equity securities in any merger or other business combination).

“Sale” means, as to any Equity Securities, to sell, or in any other way directly or indirectly transfer, assign, distribute, encumber or otherwise dispose of any such Equity Securities, either voluntarily or involuntarily; provided, that with respect to any member of the Sciens Group, any transfer or other disposition of any direct or indirect interest in such member of the Sciens Group shall not be deemed to be a Sale of Equity Securities for purposes of this Agreement.

“Sale Notice” is defined in Section 6.4.3(a).

“Senior Notes” means the aggregate amount of $250,000,000 of 8.75% Senior Notes due 2017 co-issued by the Company and Colt Finance Corp. on November 10, 2009.

“Sciens” means Sciens Management LLC, a Delaware limited liability company.

“Sciens Group” means Sciens together with each of its Affiliates (to the extent that Sciens or an investment advisor under common control with Sciens retains voting control over the Units held by such Affiliate).

“Sciens Ownership Period” means the period of time beginning July 9, 2007 and ending on the date that the Sciens Group ceases to own at least 22,839.488 Common Units beneficially owned by the Sciens Group as of July 9, 2007, as equitably adjusted for any distributions of Units on the Common Units or subdivision or reclassification of such Common Units.

“Second Union Designee” is defined in Section 6.1.1(b).

“Secretary of the State” means the Secretary of the State of the State of Delaware.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Holder” is defined in Section 6.4.3(a).

“Single Union Designee” is defined in Section 6.1.1(b).

“Tag-Along Holder” is defined in Section 6.4.5(a).

“Tag-Along Notice” is defined in Section 6.4.5(a).

“Tag-Along Notice Period” is defined in Section 6.4.5(a).

“Tag-Along Price” is defined in Section 6.4.5(a).

“Tag-Along Pro Rata Portion” is defined in Section 6.4.5(a).

“Tag-Along Rights” is defined in Section 6.4.5(a).

“Tag-Along Sale” is defined in Section 6.4.5(a).

“Tax Exempt Member” means a Member who is not subject to Federal income tax on income allocated to such Member by the Company.

“Tax Matters Partner” is defined in Section 11.2.

“Third Party” is defined in Section 6.4.3(a).

“Union” means the International Union, United Automobile, Aerospace & Agricultural Implement Workers of America.

“Units” is defined in Section 4.1.

ARTICLE II.

Organization of the Company

2.1. Formation and Name of Company.  The Company was formed on September 18, 2002.  The Organizer has no further rights, obligations or duties in such capacity with respect to the Company.  The Governing Board may from time to time cause an authorized Person to further execute, and shall cause the filing or recording with the proper offices of, any other certificates or instruments required by any limited liability company act, fictitious name act or similar statute in effect from time to time.

2.2. Purpose.  The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act.

2.3. Registered Office; Registered Agent.  (a) The registered office of the Company in the State of Delaware shall be located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the Company’s registered agent at such address for service of process is Corporation Service Company; and (b) the registered office(s) in the state(s) in which the Company does business shall be established by the Governing Board.

2.4. Principal Place of Business.  The principal place of business of the Company is 547 New Park Avenue, West Hartford, CT 06110, or such other place as from time to time may be designated by the Governing Board.

2.5. Term.  The term of the Company commenced upon the filing of the Certificate of Formation with the Secretary of the State.  The existence of the Company shall be perpetual unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

ARTICLE III.

Members

3.1. Members.  The Persons that on the date of this Agreement are Members of the Company are listed on Schedule 1.  Each such Person shall continue to be a Member until it ceases to be a Member in accordance with the Act or this Agreement.  A Person shall not cease to be a Member as a result of the occurrence with respect to such Person of any of the events described in Section 18-304 of the Act (Events of Bankruptcy).

3.2. Voting Rights Generally.  Except as otherwise provided by the Act or this Agreement, including, without limitation, Section 5.6, Section 5.9, Section 6.1, and Section 6.5, the Members shall not participate in any way in the control or management of the business of the Company.  The Members are not agents of the Company and do not have the authority to act for, or bind, the Company in any matter.  Written consent signed by a Majority in Interest of the Members (or such other percent as may be required under the Act or this Agreement) shall be deemed effective as the vote or consent of the Members when the vote or consent of the Members is required under this Agreement.

3.3. Meetings of Members.

3.3.1 All meetings of Members shall be held at the registered office of the Company, or at such other place (within or without the State of Delaware) as may be fixed from time to time by the Governing Board.

3.3.2 Annual meetings of Members shall be held at such place (within or without the State of Delaware), date and hour as shall be designated in the notice thereof, except that no annual meeting need be held if all actions required by the Act and this Agreement to be taken at an annual meeting of Members are taken by written consent in lieu of a meeting pursuant to Section 3.3.7.  At each annual meeting of Members, the Members will elect members of the Governing Board and transact such other business as may properly be brought before the meeting.

3.3.3 Special meetings of Members may be called at any time for any purpose or purposes by the Governing Board or by the President, and must be called by the President or the Secretary upon the written request of a majority of the members of the Governing Board or upon the written request of the Majority in Interest of the Members.  Each written request must state the time, place and purpose or purposes of the proposed meeting.  A special meeting of Members called by the Governing Board or the President, other than one required to be called by reason of a written request of Members, may be cancelled by the Governing Board at any time not less than one (1) Business Day prior to the scheduled date of the meeting.

3.3.4 Written notice of each annual or special meeting of Members, stating the date, time and place of the meeting and the matters to be voted upon at it, must be given in the manner set forth in ARTICLE XIII.  Unless otherwise required by law, such notice shall be given not less than ten nor more than 60 days before the date of the meeting, to each Member entitled to vote at the meeting.

3.3.5 Except as otherwise required by law or this Agreement, the presence in person or by proxy of holders of a majority of the Units entitled to vote at a meeting of Members will be necessary, and shall constitute a quorum, for the transaction of business at such meeting.  If a quorum is not present or represented by proxy at any meeting of Members, the holders of a majority of the Units entitled to vote at the meeting who are present in person or represented by proxy may adjourn the meeting from time to time until a quorum is present.  An adjourned meeting may be held later without notice other than announcement at the meeting, except that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given in the manner set forth in ARTICLE XIII to each Member of record entitled to vote at the adjourned meeting.

3.3.6 At any meeting of Members each Member having the right to vote shall be entitled to vote in person or by proxy.  Except as otherwise provided by law or in this Agreement, each Member shall be entitled to one vote for each Unit entitled to vote standing in the Member’s name on the books of the Company.  All elections will be determined by plurality votes.  Except as otherwise provided by law or in this Agreement, any other matter will be determined by the vote of a majority of the Units that are voted with regard to it at a meeting where a valid quorum is present.

3.3.7 Whenever the vote of Members at a meeting is required or permitted in connection with any Company action, the meeting and vote may be dispensed with if the action taken has the valid written consent of the Members having at least the minimum number of votes required to authorize the action at a meeting at which all Members entitled to vote were present and voted.

ARTICLE IV.

Units

4.1. Units Generally.  The Interests in the Company shall be issued as units of limited liability company interest (the “Units”).  Except as otherwise provided herein, the Company may issue fractional Units and Members may transfer fractional Units to the extent transfers are permitted hereunder.  Subject to the provisions of the Act and this Agreement, the Units may be issued in series each having separate rights, powers or duties appurtenant thereto.  The total number of Units of all series that the Company has authority to issue is 1,250,000 consisting of 1,000,000 Common Units (“Common Units”), as further described below in Section 4.2, which shall include 18,878 nonvoting Common Units (“Class B Common Units”) as further described below in Section 4.1.3 and 250,000 Preferred Units (the “Preferred Units”), 250,000 of which are on the date of this Agreement undesignated.

4.1.1 Preferred Units Generally.  The Governing Board is hereby expressly authorized, by resolution or resolutions, to provide, out of the authorized undesignated Preferred Units, for one or more series of Preferred Units, and before any Units of any such series are issued, the Governing Board shall fix, and hereby is expressly empowered to fix by resolution or resolutions, the designations, rights, preferences and powers, including, without limitation, voting powers of such series,

4.1.2 Securities – Article 8 Opt In.  Each of the Units shall be a security governed by Article 8 of the Uniform Commercial Code of the State of Delaware.

4.1.3 Class B Common Units Generally.  Class B Common Units will be a new series of Common Units under this Agreement, having all the rights and attributes of Common Units, except for voting rights under section 4.2.2.  Immediately prior to the consummation of a Qualified Public Offering approved in accordance with this Agreement, the outstanding Class B Common Units will be converted or exchanged into Equity Securities of the same class or series as the securities being offered in such Qualified Public Offering (“IPO Securities”), such that holders of the Class B Common Units will receive IPO Securities having a value equal to the same proportion of the aggregate pre-Qualified Public Offering value, if any, that such holder would have received if all of the Company’s cash and other property had been distributed by the Company in complete liquidation pursuant to the rights and preferences set forth in Section 8.1 as in effect immediately prior to such distribution. Notwithstanding anything in this Agreement to the contrary, the holders of the Class B Common Units will not be considered “Members” for the purposes of Sections 3.2, 3.3.4, 3.3.5, 3.3.6, 3.3.7, 4.3.5, 4.5, 5.4. 5.5, 5.6, 5.8, 6.1.2, 6.1.3 and 12.4 and will not be entitled to exercise the rights of Members set forth in such Sections.

4.2. Common Units.

4.2.1 Outstanding Units.  The number of issued and outstanding Units as of the date of this Agreement are reflected in Schedule 1.  Subject to the terms of this Agreement, the Company may issue additional Common Units from time to time (including, without limitation, upon the exercise or conversion of any warrants or options for Common Units or securities convertible into Common Units that the Company may issue), on such terms and conditions as the Governing Board may determine, within the aggregate number of authorized Common Units,

4.2.2 Voting.  Except as may be otherwise provided in this Agreement or by law, the holders of Common Units shall be entitled to one vote for each Common Unit so held with respect to each matter voted on by the Members of the Company, including, without limitation, the election of members of the Governing Board.

4.2.3 Liquidation Rights.  Subject to the prior and superior rights, if any, of the holders of Preferred Units, upon any liquidation, dissolution or winding up of the affairs of the Company, the holders of Common Units shall be entitled to receive all remaining assets of the Company.  Such assets shall be distributed ratably among the holders of Common Units on the basis of the number of Common Units held by each of them at such time.

4.2.4 Distributions.  Distributions may be paid on the Common Units if, as and when declared by the Governing Board, subject, however, to the prior and superior rights, if any, of the holders of Preferred Units.  Such distributions shall be made ratably among the holders of Common Units on the basis of the number of Common Units held by each of them at such time.

4.2.5 Units Calculations.  In making any calculations with respect to holdings or ownership of the Common Units, the Company’s records of Units shall be conclusive evidence of such holdings and ownership, absent manifest error.

4.3. Certificates for Units.

4.3.1 The Units will be represented by certificates, in such form as the Governing Board may from time to time prescribe, signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

4.3.2 Any or all signatures upon a certificate may be a facsimile.  Even if an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be that officer, transfer agent or registrar before the certificate is issued, that certificate may be issued by the Company with the same effect as if he or it were that officer, transfer agent or registrar at the date of issue.

4.3.3 The Governing Board may direct that a new certificate be issued in place of any certificate issued by the Company that is alleged to have been lost, stolen or destroyed.  When doing so, the Governing Board may prescribe such terms and conditions precedent to the issuance of the new certificate as it deems expedient, and may require a bond sufficient to indemnify the Company against any claim that may be made against it with regard to the allegedly lost, stolen or destroyed certificate or the issuance of the new certificate.

4.3.4 The Company or a transfer agent of the Company, upon surrender to it of a certificate representing Units, duly endorsed or accompanied by proper evidence of lawful succession, assignment or authority to transfer, shall issue a new certificate to the Person entitled thereto, and shall cancel the old certificate and record the transaction upon the books of the Company.

4.3.5 The Governing Board may fix a date as the record date for determination of the Members entitled (i) to notice of or to vote at any meeting of Members, (ii) to express consent to, or dissent from, company action in writing without a meeting, or (iii) to receive payment of any regular or special distribution or other distribution or allotment of any rights or to take or be the subject of any other action.  The record date must be on or after the date on which the Governing

Board adopts the resolution fixing the record date and in the case of (i) must be not less than ten nor more than 60 days before the date of the meeting, in the case of (ii) must be not more than ten days after the date on which the Governing Board fixes the record date, and in the case of (iii) must be not more than 60 days prior to the proposed action.  If no record date is fixed, the record date will be the date ten days before the date of the meeting.  A determination of Members entitled to notice of or to vote at any meeting of Members that has been made as provided in this Section will apply to any adjournment of the meeting, unless the Governing Board fixes a new record date for the adjourned meeting.

4.3.6 The Company shall for all purposes be entitled to treat a Person registered on its books as the owner of Units as the owner of those Units, with the exclusive right, among other things, to receive distributions and to vote with regard to those Units (if they are entitled to vote), and the Company shall be entitled to hold a Person registered on its books as the owner of Units liable for calls and assessments, if any may legally be made, and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not the Company has notice of the claim or interest of the other Person, except as otherwise provided by the laws of Delaware.

4.4. Profits Interests, Warrants, Options, etc.   The Company shall, subject to Section 5.9, issue profits interests, options, warrants or rights to purchase any limited liability company interests in the Company, capital stock or other similar securities on such terms and conditions as from time to time determined by the Governing Board.  The Company shall maintain a register of all outstanding profits interests, options, warrants or rights to purchase any limited liability company interests in the Company, capital stock or other similar securities, which register shall list the name and address of the holder of such securities, and, as applicable, the current profits interests threshold or exercise or conversion price, the expiration date of such security, the date that such security was granted or issued and, as of each Fiscal Year, the amount of Units that a holder has the right to purchase as of such date upon the exercise or conversion thereof.

4.5. Pre-Emptive Rights.

4.5.1 If, at any time after the date hereof and prior to a Qualified Public Offering, the Company or any of its subsidiaries authorizes the issuance of any equity securities or any options, warrants or other rights to acquire equity securities or any notes or other debt securities convertible into or exchangeable for equity securities, other than any Permitted Issuance or in connection with a Qualified Public Offering (all such equity securities and other rights and securities, collectively, the “Equity Equivalents”) to any Person or Persons, the Company shall, at its election, either:

(a) prior to the consummation of such sale or issuance, deliver a notice of intention to sell or otherwise issue (the “Company’s Notice of Intention to Sell”) to each Member (the “Pre-Sale Offerees”) setting forth a description and the number of the Equity Equivalents and any other securities proposed to be issued and the proposed purchase price (which shall be for cash in U.S. dollars) and terms of sale; or

(b)  not later than thirty (30) days following the consummation of such sale or issuance, deliver a notice of sale or issue (the “Company’s Notice of Sale”) to each Member who was a Member prior to such sale or issuance described in the applicable Company’s Notice of Sale (the “Post-Sale Offerees”, the Pre-Sale Offerees or the Post-Sale Offerees, as the context may dictate, are each herein referred to as the “Offerees”) setting forth a description and the number of the Equity Equivalents and any other securities that have been sold or issued and the purchase price (which shall be for cash in U.S. dollars) and terms of the sale.

Upon receipt of the Company’s Notice of Intention to Sell or the Company’s Notice of Sale, as applicable, each Offeree shall have the right to elect to purchase, at the price and on the terms stated in the Company’s Notice of Intention to Sell or the Company’s Notice of Sale, as applicable, a number of the Equity Equivalents equal to the product of (i) the percentage determined by dividing (A) the number of Common Units then owned by such Offeree by (B) (x) in the case of an offer pursuant to clause (a) above, the number of Common Units then outstanding at such time or (y) in the case of  an offer pursuant to clause (b) above, the number of Common Units outstanding prior to the sale or issuance described in the applicable Company’s Notice of Sale, multiplied by (ii) (x) the number of Equity Equivalents proposed to be issued (as described in the applicable Company’s Notice of Intention to Sell) or (y) the number of Equity Equivalents issued (as described in the applicable Company’s Notice of Sale), as applicable.  If the Company is issuing or has issued Equity Equivalents in connection with the issuance of any debt or other equity securities of the Company or any of its subsidiaries (other than in a Permitted Issuance), then any Offeree who elects to purchase such Equity Equivalents pursuant to this Section 4.5 must also purchase a corresponding proportion of such other debt or equity securities, all at the proposed purchase price and on terms of sale as specified in the applicable Company’s Notice of Intention to Sell or Company’s Notice of Sale .

4.5.2 Such election shall be made by the electing Offeree by written notice to the Company within ten (10) business days after delivery to such Offeree of the Company’s Notice of Intention to Sell or the Company’s Notice of Sale, as applicable (the “Acceptance Period”).  If all of the Equity Equivalents available for purchase by the Offerees are not fully subscribed by such Offerees, then the remaining Equity Equivalents so available shall be reoffered (until no Offeree elects to purchase any more Equity Equivalents or until all available Equity Equivalents have been subscribed for) by the Company to the Offerees purchasing their full allotment upon the terms set forth in this Section 4.5, except that such Offerees must exercise such purchase rights within three (3) business days after receipt of such reoffer.

4.5.3 If, after the reoffering provisions of Section 4.5.2, all of the Equity Equivalents available for purchase by the Offerees are not fully subscribed by such Offerees, then the Company or the applicable subsidiary may, at their election:

(a) during a period of 90 days following the expiration of the applicable Acceptance Period, issue and sell the remaining Equity Equivalents to be issued and sold to any Person at a price that is equal to or greater than 95% of the price stated in the applicable Company’s Notice of Intention to Sell or Company’s Notice of Sale (provided, that any purchasing Offeree shall be entitled to the same price) and upon other terms not more favorable in the aggregate to such Person than those stated in the applicable Company’s Notice of Intention to Sell or Company’s Notice of Sale, as applicable; or

(b)           not issue and sell any of the Equity Equivalents described in the Company’s Notice of Intention to Sell or Company’s Notice of Sale, as applicable, to any of the Offerees and, instead, proceed with the offering of the Equity Equivalents on the terms and conditions described in the applicable Company’s Notice of Intention to Sell or Company’s Notice of Sale, as applicable; provided, that no purchaser in such transaction is a Member or an Affiliate of a Member and that the Company used reasonable efforts to permit those Offerees who so elected to participate in the issuance; provided, further, that such offering must be at the price set forth in, and upon other terms and conditions not more favorable in the aggregate to such Person than those stated in, the applicable Company’s Notice of Intention to Sell or Company’s Notice of Sale and the offering and sale must be completed within 90 days.

4.5.4 The Company and its subsidiaries shall not thereafter issue or sell any Equity Equivalents covered by a Company’s Notice of Intention to Sell or a Company’s Notice of Sale, as applicable that were not sold by them within the applicable 90-day period without first offering such Equity Equivalents to each Offeree in the manner provided in this Section 4.5.  The failure by an Offeree to elect to purchase with respect to one issuance and sale of Equity Equivalents shall not affect its right to purchase Equity Equivalents in any subsequent offering, sale and purchase.

ARTICLE V.

Management

5.1. Management Generally.  Subject to the provisions of the Act and any limitations in this Agreement, the management of the Company shall be exclusively vested in a governing board (the “Governing Board”), which, unless otherwise specified in this Agreement (including, without limitation, Section 6.1.1), shall act by majority decision of its members.

5.2. Authority of Governing Board.  Except as otherwise provided in this Agreement, including, without limitation, Sections 5.6, 5.9, 6.1, and 6.5, the Governing Board shall exclusively manage and control the business and affairs of the Company, including making such policy, rules and regulations not inconsistent with law, with the Certificate of Formation or with this Agreement.

5.3. Number of Members of Governing Board.  The number of members of the Governing Board will be such number, not to exceed twelve, as shall be determined by the Governing Board from time to time.  Until further action by the Governing Board, the number of members of the Governing Board will be up to eight, plus such additional members of the Governing Board designated by the Union pursuant to Section 6.1.1(b).  The members of the Governing Board as of the date of this Agreement are: (i) the following, each as a Colt Designee: George Casey, Gerald Dinkel, John P. Rigas and Daniel J. Standen; and (ii) the following: Philip A. Wheeler (as the First Union Designee) and Michael Holmes (as the Second Union Designee).

5.4. Election.  Subject to the provisions of Section 6.1, the members of the Governing Board will be elected at each annual meeting of Members or by written consent of the Members in accordance with Section 3.2 in lieu of such a meeting.  The members of the Governing Board need not be elected by written ballot.  Except as otherwise provided by law or this Agreement, each member of the Governing Board elected will serve until the next succeeding annual meeting of Members and until his successor is elected and qualified.

5.5. Removal.  Any of the members of the Governing Board may be removed for cause by vote of a majority of the Governing Board, excluding the member of the Governing Board then being voted upon.  Unless otherwise provided for in this Agreement, including, without limitation, Section 6.1, any or all of the members of the Governing Board may be removed for cause or without cause by vote of a Majority in Interest of the Members.

5.6. Vacancies.  Except as set forth in this Agreement, including, without limitation, Section 6.1, newly created seats on the Governing Board resulting from an increase in the number of members of the Governing Board and vacancies occurring in the Governing Board may, subject to the last sentence of this Section 5.6, be filled by vote of a-majority of the members of the Governing Board then in office, even if less than a quorum exists.  A member of the Governing Board elected to fill a vacancy, including a vacancy created by a newly created seat on the Governing Board, will, subject to the last sentence of this Section 5.6, serve until the next succeeding annual meeting of Members and until the successor of such member of the Governing Board is elected and qualified.  Notwithstanding the foregoing, any such newly created or vacant seat occurring in the Governing Board may be filled by vote of a Majority in Interest of the Members, which right of such Members, if exercised, shall take precedence over and shall override and reverse any prior inconsistent action by the Governing Board to fill such seat.

5.7. Books.  The books of the Company, except as such are required by law to be kept within the State of Delaware, may be kept at the principal place of business of the Company or such other place or places within or outside of the State of Delaware as the Governing Board may from time to time determine.

5.8. Compensation.  The Governing Board, by the affirmative vote of a majority of the members of the Governing Board then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all members of the Governing Board for services to the Company as members of the Governing Board or officers or otherwise.  All members of the Governing Board shall be reimbursed for all reasonable out-of-pocket expenses incurred by them to independent unaffiliated third parties in connection with the performance of their duties as members of the Governing Board (and as members of any board or similar governing body of any subsidiary of the Company) and in connection with their attendance at any meeting of the Governing Board (or any such subsidiary board or governing body) and any committee thereof; provided, that such reimbursement shall not include reimbursement for accountants, attorneys or other professional advisors without the prior consent of the Governing Board.

5.9. Fundamental Transactions.  Notwithstanding the provisions of Sections 5.1 and 5.2 and except as otherwise provided by the provisions of Section 6.5, the Company shall not (and shall not permit any of its subsidiaries to) consummate (or commit to consummate) any of the following transactions or do any of the following things, without the prior written consent or approval of (i) a majority of the Governing Board; and (ii) if such transaction is to be consummated during the Sciens Ownership Period, C-Defense Holding or its designee that is an Affiliate of Sciens:

5.9.1           a sale, lease, conveyance, transfer or other disposition of all or substantially all of the Company’s assets (on a consolidated basis) or a merger (other than a merger in which the Members retain their ownership of the Company’s Units and which is permitted under Section 5.9.3 below), including, without limitation, any merger that would result in any of the Company’s Equity Securities being publicly traded;

5.9.2           the incurrence of indebtedness for borrowed funds, other than indebtedness incurred in the ordinary course of business under the Credit Agreement, the Senior Notes or other indebtedness up to $20,000,000 in the aggregate at any time outstanding;

5.9.3           an investment in, acquisition of, capital contributions to, or purchase of assets from any Person, including, without limitation, acquisitions through the purchase of equity or debt securities, by merger, or asset acquisition, in each case, other than any such investments, acquisitions, contributions and purchases in an aggregate amount of $30,000,000 or less since the date of this Agreement (including, without limitation, any earn-outs or other deferred consideration) and other than any purchases of goods, materials, inventory, components, supplies and other products used in the ordinary course of business and other than purchases permitted under Section 5.9.8;

5.9.4           an initial public offering of the equity interests in the Company (or its successor) or in any of the Company’s subsidiaries, other than a Qualified Public Offering;

5.9.5           a disposition of assets (including, without limitation, investments), other than: (i) dispositions of inventory in the ordinary course of business; (ii) dispositions of assets that are abandoned or obsolete or no longer useful in the ordinary course of business; or (iii) dispositions in transactions in which the aggregate net proceeds to the Company are $30,000,000 or less since the date of this Agreement; provided that such dispositions must be at Fair Market Value and at least 85% of the proceeds to the Company must be in cash;

5.9.6           any repurchase of Equity Securities of the Company or any of its subsidiaries, other than a repurchase that is: (i) in accordance with the terms of an option or other management incentive plan of the Company adopted by the Governing Board; (ii) in accordance with the terms of severance arrangements with employees of the Company or any of its subsidiaries approved by the Governing Board or (iii) a repurchase that is concurrent with the exercise of any options, warrants or rights to purchase any such limited liability company interests, capital stock or other similar securities (i.e., a “cashless exercise”);

5.9.7           issuances or sales of any Equity Securities, other than Permitted Issuances;

5.9.8           [Reserved];

5.9.9           [Reserved];

5.9.10             termination of the employment of the Chief Executive Officer of the Company or the appointment of a new Chief Executive Officer;

5.9.11             changing the independent public accountants of the Company to a firm whose stature and reputation on a regional or national basis is less than the Company’s then current independent public accountants;

5.9.12             other than in connection with a Qualified Public Offering, changing the treatment of the Company under the Code as a partnership for U.S. federal income purposes (and for purposes of corresponding provisions of state and local income tax law);

5.9.13             any transaction between the Company and any Member or any Affiliate of any Member other than: (i) transactions that are consistent with the transactions under the Intercompany Services Agreement between the Company and CMC, dated June 26, 2007; (ii) the obligations under the letter agreement, dated as of July 9, 2007, between the Company and Sciens Management LLC; and (iii) those agreements between the Company and any Member or any Affiliate of any Member entered into on or prior to the date hereof and any extensions, amendments, supplements or replacements thereof;

5.9.14             a distribution to the Members of any assets, other than cash or Market Securities;

5.9.15             a Bankruptcy Event; or

5.9.16             a dissolution of the Company other than as provided in Section 10.1.3.

5.10. Limitation on Liability of Members of Governing Board.  No member of the Governing Board shall be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a member of the Governing Board, except for liability (i) for any breach of such Person’s duty of loyalty to the Company or its Members or (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law.  If the Act is amended to authorize company action further eliminating or limiting the personal liability of managers of a limited liability company, then the liability of the member of the Governing Board shall be eliminated or limited to the fullest extent permitted by the Act, as so amended.

5.11. Meetings of the Governing Board.

5.11.1 The first meeting of each newly elected Governing Board will be held immediately following the annual meeting of the Members.  If the meeting is held at the place of the meeting of Members, no notice of the meeting need be given to the newly elected members of the Governing Board.  If the first meeting is not held at that time and place, it will be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Governing Board.

5.11.2 Regular quarterly meetings of the Governing Board shall be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as shall be determined from time to time by the Governing Board.  The Governing Board shall meet once each calendar quarter and any and all actions of the Executive Committee, if any, since the last quarterly meeting of the Governing Board shall be submitted to a vote of the Governing Board and ratified upon the vote, subject to the provisions of Section 6.1.1(b) of a majority of the members thereof.

5.11.3 Special meetings of the Governing Board maybe called by the Chairman of the Board, if there is one, or by the President, on at least forty-eight (48) hours’ notice to each member of the Governing Board and must be called by the President or the Secretary on like notice at the written request of any members of the Governing Board collectively having two or more votes.

5.11.4 Whenever notice of a meeting of the Governing Board is required, the notice must be given in the manner set forth in ARTICLE XIII and shall state the place, date and hour of the meeting.  Except as provided by law or other provisions of this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Governing Board need be specified in the notice or waiver of notice of the meeting.

5.11.5 Except as otherwise required by law or other provisions of this Agreement, a majority of the members of the Governing Board in office, but in no event less than one-third of the Governing Board, shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the Governing Board present at any meeting at which a quorum is present shall be the act of the Governing Board.  If a quorum is not present at any meeting of members of the Governing Board, a majority of the members of the Governing Board present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting.  To the extent permitted by law, a member of the Governing Board participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

5.11.6 Whenever the vote of the Governing Board at a meeting is required or permitted in connection with any Company action, the meeting and vote may be dispensed with if the action taken has the valid written consent of Governing Board members having at least the minimum number of votes required to authorize the action at a meeting at which all members of the Governing Board were present and voted; provided, that each Governing Board member has been given written notice of the action proposed to be taken and a copy of the form of consent being solicited at least 72 hours prior to the date that the written consent of any Governing Board member may first become effective with respect to such action.

5.12. Committees.

5.12.1 The Governing Board may designate from among its members an Executive Committee and other committees, each consisting of two or more members of the Governing Board, and may also designate one or more of its members to serve as alternates on these committees; provided, that during the Sciens Ownership Period one of the Colt Designees shall have the right (but not the obligation) to be a member of each of the committees of the Governing Board, which right may be exercised by C-Defense Holding providing a notice to such effect (with respect to any one or more or all of such committees) to the Governing Board.  To the extent permitted by law, the Executive Committee shall have all the authority of the Governing Board, except as the Governing Board otherwise provides, and the other committees shall have such authority as the Governing Board grants them.  The minutes of the meetings of the Executive Committee shall be distributed to the members of the Governing Board upon their request.  The Governing Board shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees.  All resolutions establishing or discharging committees, designating or changing members of committees, or granting or Limiting authority of committees, may be adopted only by the affirmative vote of a majority of the Governing Board.

5.12.2 Each committee shall keep regular minutes of its proceedings and report to the Governing Board as and when the Governing Board requires.  Unless the Governing Board otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

5.12.3 Any action of a committee shall be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

5.13. Officers.

5.13.1 The officers of the Company shall be a President, a Secretary and a Treasurer.  In addition, the Governing Board may also elect a Chairman of the Board, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable.  Any number of offices, may be held by the same person.  No officer except the Chairman of the Board need be a member of the Governing Board.

5.13.2 Each officer will be elected by the Governing Board and will hold office for such term, if any, as the Governing Board shall determine.  Any officer may be removed at any time, either with or without cause, by the vote of a majority of the Governing Board.

5.13.3 Any officer may resign at any time by giving written notice to the Governing Board or to the President.  Such resignation shall take effect at the time specified in the notice, or if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

5.13.4 The compensation of officers will be fixed by the Governing Board or in such manner as it may provide.

5.13.5 The Chairman of the Board, if any, shall preside at all meetings of the Members and of the Governing Board and will have such other duties as from time to time may be assigned to the Chairman of the Board by the Governing Board.

5.13.6 The President shall be the Chief Executive Officer of the Company, shall have general charge of management of the business and affairs of the Company, subject to the control of the Governing Board, and shall insure that all orders and resolutions of the Governing Board are carried into effect.  The President will preside over any meeting of the Members or the Governing Board at which the Chairman of the Board is not present.

5.13.7 The officers of the Company, other than the Chairman of the Board and the President, shall have such powers and perform such duties in the management of the property and affairs of the Company, subject to the control of the Governing Board and the President, as customarily pertain to their respective offices in a Delaware corporation, as well as such powers and duties as from time to time may be prescribed by the Governing Board.

5.13.8 The Company may secure the fidelity of any or all of its officers or agents by bond or otherwise.  In addition, the Governing Board may require any officer, agent or employee to give security for the faithful performance of his duties.

5.14. Managers.  Each of the Governing Board, in its capacity as the governing board pursuant to Sections 5.1 and 5.2, and the officers of the Company, in their respective capacities as officers pursuant to Section 5.13, shall, subject to the terms of this Agreement, be deemed to be a “Manager” (as such term is defined in the Act) of the Company.

ARTICLE VI.

Special Rights; Transfer Restrictions; etc.

6.1. Election of Members of Boards.

6.1.1 Designation of Nominees.

(a) [Reserved]

(b) So long as the Employee Plan owns common stock of Employee Plan Holding and Employee Plan Holding owns Common Units, (A) the number of members of the Governing Board as set forth in Section 5.3 shall be increased by two (subject to the last sentence of this Section 6.1.1(b)), and the Union shall have the exclusive and special right to designate two individuals who are at all times United States, citizens as nominees to serve as members of the Governing Board (one of whom shall be designated the “First Union Designee” and the other of whom shall be designated the “Second Union Designee”) to fill such newly created seats on the Governing Board; (B) the First Union Designee and the Second Union Designee shall each be entitled to one-half of one vote on matters submitted to a vote of the Governing Board; and (C) every reference in this Agreement to a majority or other proportion of members of the Governing Board shall refer to a majority or other proportion of votes of the members of the Governing Board.  Except for the removal of any such member of the Governing Board by the Union, each member of the Governing Board designated by the Union shall have a one-year term of office.  The right of the Union to designate two members of the Governing Board may be exercised by written consent of the Union.  At the time the Employee Plan no longer owns common stock of Employee Plan Holding or Employee Plan Holding no longer owns Common Units, the special right of the Union so to designate two members of the Governing Board shall terminate and the terms of such two members of the Governing Board designated by the Union shall terminate effective immediately without any further action upon such Person’s part.  At any time when the Union has the right to designate a member of the Governing Board as provided in this Section 6.1.1(b), the Union shall have the exclusive right to remove such member of the Governing Board, without cause, from time to time and designate his or her successor and any vacancies in the seat held by the member of the Governing Board designated by the Union shall be filled only by designation of the Union.  In addition, for so long as the Employee Plan owns shares of the common stock of Employee Plan Holding and Employee Plan Holding owns Common Units, the Union shall be entitled, but shall be under no obligation, to (y) designate one nominee for election to the Applicable Board of each subsidiary of the Company (provided, that any such nominee shall at all times be a United States citizen) and (z) send a representative (who in no event shall have voting rights with respect to any actions of the Governing Board or any committee thereof) to each meeting of the Governing Board of the Company and Applicable Board of each subsidiary of the Company and any committee thereof; provided, that such representative shall have executed and delivered a confidentiality agreement in form and substance reasonably satisfactory to the Company.  Notwithstanding the foregoing provisions of this Section 6.1.1(b) and anything else in this Agreement to the contrary, the Union may at its option at any time, instead of a First Union Designee and a Second Union Designee each entitled to one-half of one vote on matters submitted to a vote of the Governing Board, designate a single member of the Governing Board entitled to one full vote on matters submitted to a vote of the Governing Board (a “Single Union Designee”), with such Single Union Designee otherwise being subject to the same requirements, and having the same rights, as a First Union Designee or a Second Union Designee; it being agreed that the Union may from time to time switch from having both a First Union Designee and a Second Union Designee (each with one-half vote) to having a Single Union Designee (with one full vote), or switch from having a Single Union Designee (with one full vote) to having both a First Union Designee and a Second Union Designee (each with one-half vote).

(c) During the Sciens Ownership Period, C-Defense Holding shall be entitled, but shall be under no obligation, to designate the members of the Governing Board (each, a “Colt Designee”) that are not designated by the Union in accordance with Section 6.1.1(b).  If the Sciens Ownership Period is no longer in effect and the Sciens Group owns, directly or indirectly, at least 7,614.685 of the Common Units beneficially owned on July 9, 2007, as equitably adjusted for any distributions of Units on the Common Units or subdivision or reclassification of such Common Units, then Sciens shall be permitted to send a representative (who in no event shall have voting rights with respect to any actions of the Governing Board or any committee thereof) to each meeting of the Governing Board of the Company and any committee thereof; provided, that such representative shall have executed and delivered a confidentiality agreement in form and substance reasonably satisfactory to the Company.  Subject to the provisions of the immediately preceding sentence, such representative, if he or she is bound by a confidentiality agreement reasonably acceptable to the Company, shall be treated as if she or he were a member of the Governing Board with respect to notice of meetings, access to information and management and similar matters, including, without limitation, that such representative shall be entitled to receive copies of all written materials (including, without limitation, copies of meeting minutes) given to members of the Governing Board (at the same time and in the same manner as given to such members) in connection with such meetings (and, if the Company proposes to act by written consent, the Company shall provide such observer with copies of all written materials given to members of the Governing Board in connection with such action).  At any time when C-Defense has the right to designate members of the Governing Board as provided in this Section 6.1.1(c), (i) C-Defense Holding shall have the exclusive right to remove any Colt Designee, without cause, from time to time and designate his or her successor and any vacancies in the seat held by the Colt Designee shall be filled only by designation of C-Defense Holding and (ii) at least one Colt Designee shall be entitled, but shall be under no obligation, to serve on each committee of each Applicable Board.  Promptly after the Sciens Ownership Period, each of the Colt Designees shall offer to resign and the Company shall have the right to remove such individuals from the membership of each Applicable Board and either the Members shall elect their successors or, absent such action, such board positions shall remain vacant.

(d) In the event a designation is not made by the Union or C-Defense Holding, as the case maybe, and such Members that are entitled to make such designation in accordance with Section 6.1.1, unless otherwise agreed by the Union or C-Defense Holding, as the case may be, the Members and the Company will keep such position on the Governing Board vacant until a nominee is so designated.

6.1.2 Voting for Nominees.  Each Member and the Company, as the case may be, agrees to vote the Equity Securities held by it from time to time for the nominees so designated in accordance with this Section 6.1 at each annual meeting of members or shareholders, and at any special meeting of members or shareholders called for the election of members of any Applicable Board, or by written consent, in such manner and at such time as may be required to elect such nominee to the Applicable Board of the Company or any subsidiary of the Company.

6.1.3 Removal; Election of Successors.  If

(i) [Reserved]

(ii) (x) the Company receives a written notice that the Union wishes to remove a member of the Governing Board designated pursuant to Section 6.1.1(b), or (y) such member of an Applicable Board shall have resigned or shall be unable to serve, or

(iii) during the Sciens Ownership Period, (x) the Company receives a written notice that C-Defense Holding wishes to remove a member of an Applicable Board designated pursuant to Section 6.1.1(c), or (y) such member shall have resigned or shall be unable to serve then, in any such case, the Company and the Members agree to take such action as may be necessary to call a special meeting of the Members of the Company or the members or shareholders of any subsidiary of the Company, as applicable, or to act by written consent for the purpose of effecting any such removal or filling such vacancy, as the case may be, and at such meeting or in such written consent each Member shall vote to accomplish said result.

6.2. [Reserved].

6.3. [Reserved].

6.4. Restrictions on Transfer and Issuance of Units, etc.

6.4.1 General Prohibition on Transfers and Issuance of Equity Securities.

(a) Except as otherwise provided herein, prior to the earlier of a Company Sale and the consummation of a Qualified Public Offering:  (A) no Member or other party shall propose or complete a Sale of any Equity Securities; and (B) no Member or other party shall pledge any Equity Securities, or create any encumbrance thereon, unless:

(i) in the case of either (A) or (B), any such Sale is made to a party that is an Affiliate of such Member or other party or pursuant to Section 6.4.3, 6.4.4, 6.4.5 or 6.5, and such party becomes a party to this Agreement by execution of a joinder agreement (“Joinder”), in the form attached hereto as Exhibit A or in such other form as may be approved by President and Chief Executive Officer of the Company; or

(ii) in the case of (B), such pledge or encumbrance is to secure financing for the Company and the pledgee or other secured party agrees in writing to be subject to the requirements of this ARTICLE VI as though such pledgee or other secured party were a party to this Agreement;

(iii) in the case of (B), Sciens Group may pledge its Equity Securities to its lenders (without complying with (A) and (B) above); or

(iv) in the case of (A), any Member may propose or complete a Sale of any Equity Securities to Sciens or any of its Affiliates.

(b) Except as otherwise provided herein or in connection with a Qualified Public Offering, until the Company becomes a Reporting Company, the Company shall not issue any Equity Securities to any party unless such party is already a party to this Agreement or such party becomes a party to this Agreement by execution of a Joinder hereto.

(c) Upon the execution of a Joinder or as otherwise provided herein, Schedule 1 shall be amended to add or delete Persons listed therein to reflect the transfer of the Equity Securities requiring the execution of a Joinder or as otherwise provided herein.

(d) Until such time as the Company becomes a Reporting Company, no Equity Securities may be sold on an established securities market, a secondary market, or the substantial equivalent thereof (all as defined in Section 7704 of the Code and the Regulations thereunder) or otherwise transferred or held in a manner that would cause the Company to be treated as a “publicly traded partnership”.

6.4.2 Registration of Transfer.  The Company shall permit registration of transfer of Equity Securities only in accordance with the terms of this Agreement.  Any transfer of Equity Securities that is made in any manner contrary to the provisions of this Agreement shall be null and void and shall not be effective to constitute the transferee as a Member or other holder of Equity Securities entitled to any rights, benefits, and privileges as such.

6.4.3 Rights of First Refusal.

(a) If, at any time prior to the consummation of the earlier to occur of a Company Sale or a Qualified Public Offering, a holder of Equity Securities (a “Selling Holder”) proposes a Sale of any Equity Securities (the “Offered Securities”) held by it to a Person who is not an Affiliate of such Selling Holder (the “Third Party”), prior to any such Sale (other than any Sale by any Member to Sciens or an Affiliate of Sciens) it shall, unless such Sale is a Drag-Along Sale (in which event the provisions of Section 6.4.4, rather than the provisions of this Section 6.4.3, shall apply), obtain a bona fide, arm’s-length written offer (a “Bona Fide Offer”) from such Third Party for the purchase of such Offered Securities and shall give written notice of the proposed Sale (the “Sale Notice”) to (i) the Company and (ii) each of the other Common Members (the “Prospective Buyers”), accompanied by a copy of the Bona Fide Offer and evidence demonstrating to the reasonable satisfaction of the Company the Third Party’s ability to consummate the Sale of the Offered Securities in accordance with the terms of the Bona Fide Offer, The Bona Fide Offer shall include (x) the identity of the Third Party, (y) the price per unit (which shall be in cash and/or marketable securities only) being offered by the Third Party for the Offered Securities (the “Offer Price”) and (z) all other material terms of the Bona Fide Offer.  Notwithstanding the foregoing, this Section 6.4.3 shall not apply to any transfer permitted under Section 6.4.1(a)(iii).

(b) Unless such Sale is a Drag-Along Sale, for a period of 30 days following its receipt of the Sale Notice, the Company shall have an irrevocable option to purchase all or any portion of the Offered Securities at the Offer Price and subject to the same material terms and conditions as described in the Bona Fide Offer, exercisable by delivery of notice to the Selling Holder, with a copy to each of the Prospective Buyers, specifying the number of Offered Securities with respect to which the Company is exercising its option.  If the Company fails to purchase all of the Offered Securities by exercising the option granted in this Section 6.4.3(b) within the period provided, the Offered Securities shall be subject to the options granted to the Prospective Buyers pursuant to this Agreement.

(c) Unless such Sale is a Drag-Along Sale, if the Company has declined to purchase all or a portion of the Offered Securities pursuant to Section 6.4.3(b), then the Selling Holder shall give each Prospective Buyer an additional notice (the “Additional Sale Notice”), which shall include all of the information required in a Sale Notice and shall additionally identify the Offered Securities that the Company has declined to purchase (the “Remaining Securities”) and briefly describe the Prospective Buyers’ rights of first refusal with respect to the proposed Sale.  For a period of 30 days following its receipt of the Additional Sale Notice, each of the Prospective Buyers shall have an irrevocable option to purchase its respective pro rata portion of the Remaining Securities at the Offer Price and subject to the same material terms and conditions as described in the Bona Fide Offer.  Each Prospective Buyer may exercise such option and, thereby, purchase all or any portion of its pro rata share (with any reallotments as provided below) by notifying the Selling Holder and the Company in writing (the “Prospective Buyer Notice”) before the expiration of the 30 day period as to the maximum number of Remaining Securities it wishes to purchase (including any reallotment).  Each Prospective Buyer’s pro rata share of the Remaining Securities shall be a fraction of the Remaining Securities, of which the number of outstanding Common Units owned by the Prospective Buyer on the date of the Sale Notice shall be the numerator and the total number of outstanding Common Units held by all of the Prospective Buyers shall be the denominator.  Each Prospective Buyer shall have the right of reallotment such that, if any other Prospective Buyer fails to exercise the option to purchase its full pro rata share of the Remaining Securities, the other participating Prospective Buyers may exercise an additional option to purchase, on a pro rata basis, the Remaining Securities not previously purchased.  Each Prospective Buyer’s pro rata share of such realloted Remaining Securities shall be a fraction of such Remaining Securities, of which the number of outstanding Common Units owned by the Prospective Buyer on the date of the Sale Notice shall be the numerator and the total number of outstanding Common Units held by all of the Prospective Buyers that exercised the option to purchase their full pro rata share of the Remaining Securities shall be the denominator.

(d) Notwithstanding the foregoing provisions of this Section 6.4.3, the Selling Holder may indicate in the Sale Notice and subsequent Additional Sale Notice that neither the Company nor any Prospective Buyer may purchase any Offered Securities or Remaining Securities unless all of the Offered Securities are to be purchased (whether by the Company or the Prospective Buyers, or any combination thereof).

(e) If all notices required to be given pursuant to this Section 6.4.3 have been duly given, and the Company and the Prospective Buyers determine not to exercise their respective options to purchase the Offered Securities at the Offer Price or determine, subject to the provisions of Section 6.4.3(d), to exercise their options to purchase less than all of the Offered Securities, then the Selling Holder shall have the right, for a period of 60 days (or such longer period as may be necessary to obtain any regulatory or other governmental approvals or consents in connection with such Sale) from the earlier of (i) the expiration of the last applicable option period pursuant to this Section 6.4.3 or (ii) the date on which such Selling Holder receives notice from the Company and all of the Prospective Buyers that they will not exercise in whole or in part the options granted pursuant to this Section 6.4.3, to sell to the Third Party the Offered Securities remaining unsold under this Section 6.4.3 at a price not less than the Offer Price and on terms no more favorable to the Third Party than the terms set forth in the Bona Fide Offer; provided, that prior to any such Sale to a Third Party such Third Party executes and delivers to the Company, for the benefit of the Company and all Members, the joinder required pursuant to Section 6.4.1(a).

(f) The closing of any Sale pursuant to this Section 6.4.3 (other than to the Third Party) shall take place not later than 90 days after the Company’s receipt of the Sale Notice.  At the closing of any such Sale, the Selling Holder shall deliver certificates evidencing the Offered Securities and/or Remaining Securities being sold duly endorsed, or accompanied by written instruments of transfer in form reasonably satisfactory to the purchasers thereof, duly executed by the Selling Holder, free and clear of any liens, against delivery of the Offer Price therefor.

6.4.4 Drag-Along Rights.

(a) If, at any time prior to the consummation of the earlier to occur of a Company Sale or a Qualified Public Offering, the holders of a majority of the outstanding voting Units or Sciens upon the exercise of its rights under Section 6.5 (the “Initiating Sellers”), should desire to consummate a Company Sale, the Initiating Sellers may, at their option, require all of the other holders of Units (the “Drag-Along Sellers” to participate in such Company Sale to the extent desired by the Third Party (a “Drag-Along Sale”).  The Initiating Sellers shall provide written notice (a “Drag-Along Notice”) of such Drag-Along Sale to the Drag-Along Sellers.  The Drag-Along Notice shall identify the purchaser, the number of Units subject to the Drag-Along Sale, the price per Unit (which shall be in cash and/or marketable securities only) being offered by the Third Party (the “Drag-Along Sale Price”) and all other material terms of the proposed Drag-Along Sale.  Each Drag-Along Seller shall be required, as set forth below, to tender such number of Units as constitutes its Drag-Along Pro Rata Portion.  “Drag-Along Pro Rata Portion” means, with respect to each Drag-Along Seller at the time of the Drag-Along Sale, a number equal to the product of (x) the total number of Units then owned by such Drag-Along Seller and (y) a fraction, the numerator of which shall be the total number of Units proposed to be sold by the Initiating Sellers, and the denominator of which shall be the total number of Units owned by the Initiating Sellers.  Within ten days following the date of the Drag-Along Notice, each of the Drag-Along Sellers shall deliver to a representative of the Initiating Sellers designated in the Drag-Along Notice certificates representing the Units held by such Drag-Along Seller, duly endorsed, together with all other documents required to be executed in connection with such Drag-Along Sale.  In the event that a Drag-Along Seller should fail to deliver such certificates to the Initiating Sellers, the Company shall cause the books and records of the Company to show that such Units are bound by the provisions of this Section 6.4.4 and that such Units shall be transferred to the Third Party immediately upon surrender for transfer by the Drag-Along Seller of such Units.

(b) The per Unit consideration to be paid to the Initiating Sellers and each Drag-Along Seller required to participate in the Drag-Along Sale shall be the Drag-Along Sale Price.

(c) If, within 90 days (or such longer period as may be necessary to obtain any regulatory or other governmental approvals or consents in connection with such Sale) after the Initiating Sellers give the Drag-Along Notice, they have not completed the sale of all the Units subject to the Drag-Along Sale, the Initiating Sellers shall return to each of the Drag-Along Sellers all certificates representing Units that such Drag-Along Seller delivered for sale pursuant hereto, and all the restrictions on sale or other disposition contained in the Agreement with respect to Units owned by the Drag-Along Sellers shall again be in effect.

(d) Promptly after the consummation of the sale of Units of the Initiating Sellers and the Drag-Along Sellers pursuant to this Section 6.4.4, the Initiating Sellers shall give notice thereof to the Drag-Along Sellers, shall remit to each of the Drag-Along Sellers who has surrendered its certificates the total consideration for the Units of such Drag-Along Sellers sold pursuant thereto as computed pursuant to Section 6.4.4(b), and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by such Drag-Along Sellers.

(e) If the Third Party does not desire to buy all of the Units that would be required to be tendered pursuant to this Section 6.4.4, then this Section 6.4.4 shall not apply and the Initiating Holders shall be required to comply with Section 6.4.3 and Section 6.4.5.

6.4.5 Tag-Along Rights.

(a) If, at any time prior to the consummation of the earlier to occur of a Company Sale or a Qualified Public Offering, any holder of Units proposes to transfer any of its Units to a Third Party (other than any transfer by any Member to Sciens or an Affiliate of Sciens) and the rights of first refusal are not exercised as set forth in Section 6.4.3 with respect to all of the Units proposed to be transferred to such Third Party (a “Tag-Along Sale”), such Selling Holder shall provide written notice (“Tag-Along Notice”) of such proposed Tag-Along Sale to each holder of Units other than any holder who exercised its right of first refusal with respect to (and was actually entitled to acquire) any portion of the Units proposed to be transferred to such Third Party (each, a “Tag-Along Holder”).  The Tag-Along Notice shall identify the number of Units subject to the Tag-Along Sale, the price per Unit (which shall be in cash and/or marketable securities only) being offered by the Third Party (the “Tag-Along Price”) and-all other material terms of proposed Tag-Along Sale.  Each Tag-Along Holder shall, as to Units held by it, have the right and option, exercisable as set forth below, to participate in the Tag-Along Sale (the “Tag-Along Rights”) for up to the number of Units as constitute its Tag-Along Pro Rata Portion of the number of Units, and the number of Units to be sold by the Selling Holder in the Tag-Along Sale shall be reduced to the extent the Tag-Along Holders elect to participate.  “Tag-Along Pro Rata Portion” means, with respect to each Tag-Along Holder at the time of the Tag-Along Sale, the number of Units to be sold to the Third Party multiplied by a fraction, the numerator of which is the number of Units owned by the Tag-Along Holder and the denominator of which is the number of Units owned by the Selling Holder and all Tag-Along Holders.  Each Tag-Along Holder that desires to exercise such option shall provide the Selling Holder with written irrevocable notice within ten days after the date the Tag-Along Notice is given (the “Tag-Along Notice Period”), and shall simultaneously provide a copy of such notice to the Company and the other Tag-Along Holders.  Each accepting Tag-Along Holder shall deliver to the Selling Holder the certificate or certificates representing the Units to be sold or otherwise disposed of pursuant to such sale by such Tag-Along Holder, together with a limited power-of-attorney authorizing the Selling Holder to sell or otherwise dispose of such Units pursuant to the terms of the Tag-Along Sale.  Delivery of such certificate or certificates representing the Units to be sold and the limited power-of-attorney authorizing the Selling Holder to sell or otherwise dispose of such Units shall constitute an irrevocable acceptance of the Tag-Along Sale by the Tag-Along Holder.  Notwithstanding the foregoing, this Section 6.4.5 shall not apply to any transfer permitted under Section 6.4.1(a)(iii).

(b) The per Unit consideration to be paid to the Selling Holder and each Tag-Along Holder participating in the Tag-Along Sale shall be the Tag-Along Price.

(c) Promptly after the consummation of the sale or other disposition of the Units of the Selling Holder and the Tag-Along Holders pursuant to the Tag-Along Sale, the Selling Holder shall notify the Tag-Along Holders thereof, shall remit to each of the Tag-Along Holders the total consideration for the Units of such Tag-Along Holder sold or otherwise disposed of pursuant thereto as computed pursuant to Section 6.4.5(b), and shall furnish such other evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Tag-Along Holders.

(d) If at the termination of the Tag-Along Notice Period any Tag-Along Holder shall not have elected to participate in the Tag-Along Sale, such Tag-Along Holder will be deemed to have waived any of and all of its rights under this Section 6.4.5 with respect to the sale or other disposition of its Units pursuant to such Tag-Along Sale.  The Selling Holder shall have 90 days in which to sell the applicable Units at a price not higher than that contained in the Tag-Along Notice and on terms not more favorable to the Selling Holder than were contained in the Tag-Along Notice.  Promptly after any sale pursuant to this Section 6.4.5, the Selling Holder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion thereof (including time of completion) of such sale and of the terms thereof as the Company may request If, at the end of such 90-day period, the Selling Holder has not completed the sale of all the Units, the Selling Holder shall return to such Tag-Along Holders all certificates representing the Units that such Tag-Along Holders delivered for sale or other disposition pursuant to this Section 6.4.5, and all the restrictions on sale or other disposition contained in this Agreement with respect to Units owned by the Tag-Along Holders shall again be in effect.

(e) Notwithstanding anything contained in this Section 6.4.5, there shall be no liability on the part of the Selling Holder to any Tag-Along Holder if the sale of Units pursuant to this Section 6.4.5 is not consummated for whatever reason.  Any decision as to whether to sell Units shall be at the Selling Holder’s sole and absolute discretion.

6.4.6 Legends.  Each certificate of Common Units and certificates representing other Equity Securities of the Company issued on or after the date hereof shall be stamped or otherwise have endorsed or imprinted thereon a legend in substantially the following form:

“The transfer of the units represented by this certificate, and the rights of the holder hereof, are subject to the terms and conditions of an Amended and Restated Limited Liability Company Agreement, dated as of June 12, 2003, as amended as of July 9, 2007, August 11, 2011, March 2012, and amended and restated as of June 28, 2013 (a copy of which is on file with the Company), as the same may be further amended from time to time, and no transfer of the units represented hereby or of units issued in exchange thereof shall be valid or effective unless the terms and conditions of such Agreement have been fulfilled.”

6.5. Co-Sale Right.

6.5.1 C-Defense Holding (if during the Sciens Ownership Period) has the right (“Co-Sale Right’) to cause a Company Sale or a Qualified Public Offering.  Such right may be exercised by such Member delivering a notice to such effect to the Company and each other Member.

6.5.2 The Member that duly exercised its Co-Sale Right shall propose the plan for marketing the Company for sale or for the public offering, including, without limitation, the selection of investment bank or banks or underwriters, as applicable, other financial professionals and legal professionals, the estimated valuation of the Company, and the preferred structure for such Company Sale or Qualified Public Offering.

6.5.3 Each Member shall, to the extent reasonable and at the cost of the Company, cooperate with the Member that duly exercised its Co-Sale Right in connection with the marketing of the Company Sale or the Qualified Public Offering.

6.5.4 The Member that duly exercised its Co-Sale Right shall have the right, notwithstanding the provisions of Section 6.4.4 (or any other provision of this Agreement) to cause a Drag-Along Sale or, notwithstanding the provisions of Sections 5.1, 5.2 and 5.9 (or any other provision of this Agreement), cause a sale of all or substantially all of the assets of the Company or the merger of the Company with or into any Third Party purchasers in connection with such Company Sale.

6.5.5 In the event that the Member that duly exercised the Co-Sale Right elects to cause the Company Sale through a Drag-Along Sale, then the provisions of Section 6.4.4 shall be applicable, except that the Member that duly exercised the Co-Sale Right shall have the right to issue a Drag-Along Notice.

6.5.6 The Co-Sale Right shall terminate upon the consummation of the earlier to occur of a Company Sale or a Qualified Public Offering.

ARTICLE VII.

Capital Contributions, Capital Accounts and Allocations

7.1. Initial Capital Contributions.  Each Member has contributed its respective initial capital contribution to the Company prior to the date of this Agreement.

7.2. Additional Capital Contributions.  No Member shall be obligated to make any additional Capital Contributions to the Company.

7.3. Capital Accounts.  A separate capital account shall be established and maintained for each Member.  The Capital Account of each Member: (a) shall be credited with (i) the amount of cash and the agreed upon Fair Market Value of any property contributed by such Member to the Company (net of liabilities secured by such contributed property or that the Company is considered to assume or otherwise take subject to under Section 752 of the Code), (ii) such Member’s share of any Net Income allocated to it under this Agreement, and (iii) such Member’s share of other items required to be credited thereto under Regulations § 1.704-1(b)(2)(iv); and (b) shall be debited with (i) the amount of cash and the Fair Market Value of any property distributed to such Member (net of liabilities secured by such distributed property or that such Member is considered to assume or otherwise take subject to under Section 752 of the Code), (ii) such Member’s share of any Net Loss allocated to it under this Agreement, and (iii) such Member’s share of other items required to be debited thereto under Regulations § 1.704(b)(2)(iv).  Any adjustments to the tax basis of Company property under Sections 732, 734, or 743 of the Code will be reflected as adjustments to the Capital Accounts of the Members only in the manner and to the extent provided in Regulations § 1.704-1(b)(2)(iv)(m).  If any property of the Company is to be distributed in kind, such property shall be distributed on the basis of its Fair Market Value after the Members’ Capital Accounts have been adjusted to reflect the manner in which any unrealized gain and loss with respect to such property (that has not been previously reflected in the Capital Accounts) would be allocated among the Members as if there were a taxable disposition of the property for its Fair Market Value in the manner provided in Regulations § 1.704-1(b)(2)(iv)(e).  The Governing Board may, at its discretion, cause the Capital Accounts of the Members to be adjusted at the times and in the manner permitted by Regulations § 1.704 1(b)(2)(iv)(f).  These provisions and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations § 1.704-1(b), and shall be interpreted and applied in a manner consistent with such section of the Regulations.

7.4. General Allocations.  Subject to the rights of the Preferred Units, if any, as authorized by the Governing Board pursuant to Section 4.1.1, Net Income or Net Loss for each Year (excluding, for this purpose, any item specially allocated under Section 7.5) shall be allocated among the Capital Accounts of the Members holding Common Units and Class B Common Units in such manner that the Capital Account of each Member, plus the Member’s share of Minimum Gain and Member Nonrecourse Debt Minimum Gain, shall, to the extent possible, be equal to the amount which would be distributed to such Member if (i) the Company were to sell the assets of the Company for an amount equal to their then-book value (determined, for the avoidance of doubt, without any adjustment on account of the deemed liquidation), (ii) the Company were to distribute the proceeds of sale pursuant to Section 4.2.4 (subject to the rights of any Preferred Units) and (iii) the Company were to dissolve pursuant to Article X.

7.5. Special Allocations.  Notwithstanding any other provision of this Article VII, the following special allocations shall be made in the order required by the Code and the applicable Treasury Regulations:

7.5.1           Minimum Gain Chargeback.  If there is a net decrease in Company Minimum Gain during any Fiscal Year, the Members shall be specially allocated items of Gross Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to the portion of such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations §1.704-2(g)(2).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Members pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations § 1.704-2(f)(6).  This Section 7.5.1 is intended to comply with the minimum gain chargeback requirement in such section of the Regulation and shall be interpreted consistently therewith.

7.5.2           Nonrecourse Deductions.  Except as may be provided for any Preferred Units hereunder, any Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Members holding Common Units and Class B Common Units in proportion to the number of Common Units and Class B Common Units held by them.

7.5.3           Member Minimum Gain Chargeback.  If during any Fiscal Year of the Company there is a net decrease in Member Nonrecourse Debt Minimum Gain (as such term is defined by Regulations § 1.704-2(i) but substituting the term “Member” for the term “partner” as the context requires) then each Member shall be specially allocated items of Gross Income for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the manner provided in Regulations § 1.704-2(i).  This Section 7.5.3 is intended to comply with the partner nonrecourse debt chargeback provisions of Regulations § 1.704-2(i) and shall be interpreted consistently therewith.

7.5.4           Member Nonrecourse Deductions.  Members nonrecourse deductions (as defined in Regulations § 1.704-2(i)(2) but substituting the term “Member” for the term “partner” as the context requires) shall be allocated as prescribed in Regulations § 1.704-2(i)(I).

7.5.5           Limitations.  To the extent possible, no allocations of items of expense or net realized capital loss shall be made to a Member if such allocation would cause or increase a deficit in such Member’s Adjusted Capital Account.  Any such item shall instead be allocated to other Members to the extent of, and in proportion to, their positive Adjusted Capital Accounts.

7.5.6           Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations §§ 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Gross Income shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible provided that an allocation pursuant to this Section 7.5.6 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in Sections 7.4 and 7.5 have been tentatively made as if this Section 7.5.6 were not in the Agreement.

7.5.7           Curative Allocations.  Any special allocations pursuant to Sections 7.5.1 to 7.5.6 may not be consistent with the manner in which the Members intend to allocate Net Income or Net Loss of the Company or make Company distributions.  Accordingly, notwithstanding the other provisions of this Article VII, but subject to the allocations required by Sections 7.5.1 to 7.5.6, income, gain, deduction and loss allocated pursuant to this Section 7.5 shall be taken into account in computing subsequent allocations pursuant to Article VII, so that the allocations of such items to each Member pursuant to Article VII shall be equal to the allocations that would have been made to each Member pursuant to the provisions of Article VII if the adjustments, allocations, or distributions and the resulting special allocations pursuant to Sections 7.5.1 to 7.5.6 had not occurred.  In general, the Members anticipate that this will be accomplished by specially allocating items of Company income, gain, deduction, and loss among the Members so that the net amount of the allocations pursuant to Sections 7.5.1 to 7.5.6 is zero.

7.5.8           Special Income Allocations.  Subject to the preceding provisions of this Section 7.5, in the event that any option or warrant for Units is exercised, then, items of Gross Income shall be specially allocated to the exercising Member to the extent provided in applicable Treasury Regulations.

7.6. Allocations for Tax Purposes.  Taxable income, gain, loss or deduction of the Company (as well as any credits and the basis of property to which such credits apply) as determined for U.S. federal income tax purposes shall be allocated in the same manner as the corresponding income, gain, loss or deduction is allocated for purposes of adjusting Capital Accounts hereunder.  In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, or property held by the Company subject to a revaluation pursuant to adjustment of the Capital Accounts, shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial (or adjusted) book value, using any method(s) selected by the Governing Board (including the remedial method).

7.7. Determination by Governing Board of Certain Matters.  Liabilities shall be determined in accordance with generally accepted accounting principles, applied on a consistent basis; and, consistent therewith, the Governing Board may provide reserves for estimated accrued expenses, liabilities or contingencies.  All matters concerning the valuation of assets of the Company, and the allocation of Net Income, Net Loss, items of income, deduction, gain, loss, credit and other matters among the Members including, without limitation, taxes thereon, and accounting procedures not expressly provided for by the terms of this Agreement shall be determined in good faith by the Governing Board, whose determination shall be final and conclusive as to all of the Members.  The Governing Board shall have the discretion to make any elections available to the Company under the Code, including, without limitation, an election under Section 754 of the Code.

7.8. Transfer of Units.  Generally, a transferee of an interest in the Company shall succeed to a pro-rata portion of the Capital Account of the transferor.  Except as decided by the Governing Board, the Company’s items of income, gain, loss and deduction allocable to a Member with respect to the Fiscal Year in which the transfer takes place shall be divided between the transferor and the transferee of a Unit based on the number of days each held the Unit during the relevant Fiscal Year or using any other method permitted by the Code, as determined by the Governing Board.

ARTICLE VIII.

Distributions

8.1. Distributions.  Subject to any restrictions under applicable law and this Agreement (including, without limitation, Sections 4.2.3 and 4.2.4), any assets of the Company may be distributed from time to time to the Members upon determination of the Governing Board.  Subject to the provisions of any Preferred Units, all distributions shall be made pro rata on the basis of the Units held by such Members at such time.

8.2. Minimum Distributions for Income Tax Purposes.  For each taxable year ending after the date hereof with respect to which the Company is a partnership for U.S. federal income tax purposes, minimum distributions, advances or other payments shall be made to each Member, in an amount equal to the product of (1) the portion of the Company’s “taxable income” (as modified below) allocable to such Member for such period and (2) the highest combined marginal federal, state and/or local income tax rate applicable to any Member for such period; provided that, for purposes of this Section 8.2, the Company’s “taxable income” for any period shall be computed (1) without any deduction for any interest expense attributable to any indebtedness of the Company used to finance distributions (as determined in accordance with Treasury Regulation Section 1.163-8T) or any indebtedness treated as having refinanced any such indebtedness, or any other interest expense incurred by the Company that, in each case, is not treated as deductible for U.S. federal income tax purposes by each Member of the Company, and (2) for the avoidance of doubt, by including any increases to taxable income as a result of any tax examination, audit or other adjustment, whether for taxable years ended prior to or after the date hereof; provided further, that any distributions pursuant to this Section 8.2 shall only be made to the extent the Governing Board determines in its discretion that the Company has funds available and that making such distributions will not violate the terms of any agreements to which the Company is a party.  Such distributions shall in each case be made not later than 15 days prior to the date upon which U.S. federal estimated tax payments are required for individuals, with such distributions made on the basis of estimated allocations for the taxable period as determined by the Governing Board.  Such distributions shall be treated as advances of distributions otherwise to be made pursuant to Section 8.1, and any distributions otherwise to be made to Members pursuant to Section 8.1 shall be reduced by the amount previously distributed to them pursuant to this Section 8.2.  Any U.S. federal, state, local or non-U.S. tax withholding shall be treated as a distribution to the Member in respect of whom such withholding has been made.

ARTICLE IX.

Transfers of Interest; Admission of Additional Members

9.1. Transfer of Interests.  Subject to Sections 6.4 and 6.5, any Member may transfer all or any portion of its Interest in the Company to any Person at any time.

9.2. Admission of Additional Members.  No Person (other than Members who are already parties to this Agreement) shall be admitted as a Member of the Company, or have any rights as a holder of Units, after the date of this Agreement unless such Person is the holder of one or more Units and such Person executes and delivers to the Company a Joinder.

9.3. Admission of Current Members.  Each of the Persons listed on Schedule 1 under the caption “Members” has been duly admitted as a member in the Company on or prior to the date of this Agreement as conclusively evidenced by the books and records of the Company.

ARTICLE X.

Dissolution

10.1. Dissolution.  The Company shall be dissolved and its affairs wound up on the first to occur of the following:

10.1.1             subject to Section 5.9.16, the prior consent or approval of a majority of the Governing Board and the prior consent or approval of a Majority in Interest of the Members to such dissolution and winding up;

10.1.2             the sale or transfer of all or substantially all of the assets of the Company other than in the ordinary course of business and the cessation of the Company’s business; or

10.1.3             entry of a decree of judicial dissolution.

10.2. Winding Up and Liquidation.  Upon the dissolution of the Company, the Company shall cease to engage in any further business, except to the extent necessary to perform existing obligations, and shall wind up its affairs and liquidate its assets.  Such Person(s) as may be selected by the Governing Board (the “Liquidator”), shall wind up and liquidate the Company’s business and affairs.

10.3. Liabilities.  Liquidation shall continue until the Company’s affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations and liabilities of the Company are satisfied or can be adequately provided for under this Agreement.  The assumption or guarantee in good faith by one or more financially responsible Persons shall be deemed to be an adequate means of providing for such obligations and liabilities.  When the Liquidator has determined that there can be a final accounting, the Liquidator shall establish a date for the distribution of the proceeds of liquidation of the Company (the “Distribution Date”).  The Liquidator may make interim distributions of the proceeds of liquidation if the Liquidator concludes that such interim distributions would not adversely affect the rights of the Company’s creditors to be paid in full when and as their debts become due.  The net proceeds of liquidation of the Company shall be distributed to the Members as provided in Section 10.5 not later than the Distribution Date.

10.4. Settling of Accounts.  Subject to any applicable provisions of the Act, upon the dissolution and liquidation of the Company, the proceeds of liquidation shall be applied as follows: (i) first, to pay all expenses of liquidation and winding up; (ii) second, to pay all debts, obligations and liabilities of the Company in the order of priority as provided by law, other than on account of the Capital Contributions; and (iii) to establish reasonable reserves for any remaining contingent or unforeseen liabilities of the Company not otherwise provided for, which reserves shall be maintained by the Liquidator on behalf of the Company in a regular interest-bearing trust account for a reasonable period of time as determined by the Liquidator.  If any excess funds remain in such reserves at the end of such reasonable time, then such remaining funds shall be distributed by the Company to the Members pursuant to Section 10.5.

10.5. Distribution of Proceeds.  Subject to any restrictions contained in the Act, upon final liquidation of the Company but not later than the Distribution Date the net proceeds of liquidation shall be distributed to the Members in accordance with Section 8.1.

10.6. Filing.  Upon dissolution and liquidation of the Company, the Liquidator shall cause to be executed and filed with the Secretary of the State a certificate of cancellation in accordance with the Act.

10.7. No Restoration of Deficit Capital Account Balances.  Upon dissolution and liquidation of the Company, no Member with a deficit balance in its Capital Account shall be obligated to restore such deficit to the Company.

ARTICLE XI.

Tax Returns; Books and Records; Reports

11.1. Filing of Tax Returns.

11.1.1 The Governing Board shall prepare and file, or cause the accountants of the Company to prepare and file, a U.S. federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

11.1.2 Any provisions hereof to the contrary notwithstanding, solely for U.S. federal and applicable state and local income tax purposes, each Member hereby recognizes that the Company will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, that the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Company or expand the obligations or liabilities of the Members.

11.2. Tax Matters Partner.  C-Defense Holding shall be designated on the Company’s annual federal information tax return as the Tax Matters Partner (the “Tax Matters Partner”) for purposes of Section 6231(a)(7) of the Code.  In the event the Company shall be the subject of an income tax audit by any U.S. federal, state or local or non-U.S. authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof.  All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.

11.3. Annual Reports to Current and Former Members.

11.3.1 Within 90 days after the end of each Fiscal Year, or as soon as practicable after receipt of all necessary information by the Company, if later, the Company shall prepare and mail, or cause its accountants to prepare and mail, to each Member, and to the extent necessary, to each former Member (or such Member’s legal representatives), a report setting forth in sufficient detail such information as shall enable such Member or former Member (or such Member’s legal representatives) to prepare their respective U.S. federal and Connecticut and New York state income tax returns in accordance with the laws, rules and regulations then prevailing.

11.3.2 Within 90 days after the end of each Fiscal Year, the Company shall deliver to each Member a copy of its annual financial statements together with the certified (audit) report thereon by the Company’s independent public accountants; provided, that if the audit is not completed within such 90-day period and if the Company was diligently working in good faith to provide such financial statements by such deadline, then the Company shall have an additional 30 days to deliver such financial statements.

11.3.3 No later than the end of each Fiscal Year, the Company shall deliver to C-Defense Holdings a copy of its annual business plan that includes a reasonable general summary of the anticipated significant commercial transactions and events during the following Fiscal Year.

11.3.4 Within 45 days after the end of each fiscal quarterly period, the Company shall deliver to each Member a copy of its most recent unaudited quarterly balance sheet, statement of operations and statement of net cash flow, each of which shall not be required to include footnote disclosures or reflect annual adjusting entries or accruals.

11.3.5 The Company shall not be obligated to comply with the delivery requirements of Sections 11.3.2 and 11.3.4 for any fiscal period with respect to which the Company is subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, and timely files with the SEC all periodic reports required to be filed pursuant to such reporting requirements for such fiscal period.

11.4. Records to be Kept.  The Company shall keep at its principal place of business or at such other office as shall be designated by the Governing Board:

11.4.1             A current list in alphabetical order of the full name and last known business, residence or mailing address of each Member;

11.4.2             A copy of the filed Certificate of Formation and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any document has been executed;

11.4.3             Copies of this Agreement, and all amendments hereto;

11.4.4             Copies of the Company’s U.S. federal income tax returns and reports for the five most recent years; and

11.4.5             Copies of any financial statements of the Company for the five most recent years.

11.5. Confidentiality.  Each Member shall retain in strict confidence, and shall not use for any purpose whatsoever, or divulge, disseminate or disclose to any Third Party (other than in furtherance of the business purposes of the Company or as may be required by law) any proprietary or confidential information relating to the business of the Company, including, without limitation, information regarding financial information, pricing information, business methods, management information systems and software, customer lists, supplier lists, leads, solicitations and contacts, know how, show-how, inventions, improvements, specifications, trade secrets, agreements, research and development, business plans and marketing plans of the Company, whether or not any of the foregoing are copyrightable or patentable; provided, that (i) a Member may in connection with any Sale of Interests that is not prohibited under the terms of this Agreement provide to a potential buyer or transferee financial and other information with respect to the Company (provided such buyer or transferee agrees to maintain the confidentiality of such information); (ii) that each Member may divulge, disseminate or disclose any such proprietary and confidential information to its agents, consultants, professional advisors and co-investors for the purposes of managing its investment in the Company; (iii) each Member may divulge, disseminate or disclose any such proprietary and confidential information to any of its Affiliates or otherwise to the extent necessary to comply with applicable legal requirements; and (iv) Members that participate in any proposed Company Sale approved in accordance with Section 5.9 or 6.5 shall have the right to provide any proprietary or confidential information relating to the business of the Company in connection therewith subject to the terms and provisions of a confidentiality agreement reasonably acceptable to the Company.

ARTICLE XII.

Indemnification

12.1. Right to Indemnification.  Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a member of the Governing Board (or any other Applicable Board) or officer of the Company or is or was serving at the request of the Company as a member of the governing board, director, officer, employee or agent of another company or of a corporation, partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to an employee benefit plan, or is or was serving as the Tax Matters Partner (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a member of the governing board, director, officer, employee or agent,  or in any other capacity while serving as a member of the governing board, director, officer, employee or agent or while serving as the Tax Matters Partner, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA-excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a member of the governing board, director, officer, employee or agent or the Tax Matters Partner and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 12.3 with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Governing Board.

12.2. Right to Advancement of Expenses.  The right to indemnification conferred in this ARTICLE XII shall include the right to be paid by the Company the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided, that an advancement of expenses incurred by an indemnitee in his or her capacity as a member of the Governing Board, as the Tax Matters Partner or an officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

12.3. Right of Indemnitee to Bring Suit.  The rights to indemnification and to the advancement of expenses conferred in this ARTICLE XII shall be contract rights.  If a claim under this ARTICLE XII is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Act or this Agreement.  Neither the failure of the Company (including, without limitation, the Governing Board, independent legal counsel, or the Members) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Act or this Agreement, nor an actual determination by the Company (including, without limitation, the Governing Board, independent legal counsel, or the Members) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Company.

12.4. Non-Exclusivity of Rights.  The rights to indemnification and to the advancement of expenses conferred in this ARTICLE XII shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, this Agreement, any other agreement, vote of Members or disinterested-members of the Governing Board or otherwise.

12.5. Insurance.  The Company shall maintain insurance, at its expense, to protect itself and any member of the Governing Board, officer, employee or agent (including the Tax Matters Partner) of the Company or another company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Act.

12.6. Indemnification of Employees and Agents of the Company.  The Company may, to the extent authorized from time to time by the Governing Board, grant rights to indemnification, and to the advancement of expenses to any employee or agent (including the Tax Matters Partner) of the Company to the fullest extent of the provisions of this ARTICLE XII with respect to the indemnification and advancement of expenses of members of the Governing Board and officers of the Company.

ARTICLE XIII.

Notices

13.1. Generally.  Subject to Section 13.2, all notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or delivered either by hand or by messenger, or sent via telex, telecopier, computer mail or other electronic means, in the case of any party hereto, to the address of such party set forth in Schedule 2, or to such other address as such party shall have furnished in writing to the party initiating the notice or communication.  Any such notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be delivered and given when so mailed.  Any notices so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.

13.2. When Deemed Given, etc.  Any notice to a member of the Governing Board or any Person having observation rights with respect to the Governing Board may be given personally, by telephone or by mail, facsimile transmission, telex, telegram, cable, e-mail or similar means.  A notice will be deemed given when actually given in person or by telephone, when received if given by facsimile transmission, telex or e-mail, on the third business day after the day when deposited in the United States mail, postage prepaid, or on the day when delivered to a cable or similar communications company, directed to the member of the Governing Board at the member’s business address or at such other address as the member of the Governing Board may have designated to the Secretary in writing as the address to which notices should be sent

13.3. Waiver.  Any Person may waive notice of any meeting by signing a written waiver, whether before or after the meeting.  In addition, attendance at a meeting will be deemed a waiver of notice unless the Person attends for the purpose, expressed to the meeting at its commencement, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE XIV.

Miscellaneous

14.1. General.  This Agreement shall be binding on the executors, administrators, heirs, and successors and assigns of the parties.

14.2. Amendments and Waivers.  Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated, except by written instrument signed by (i) the Company, (ii) Common Members holding greater than 50% of the voting Equity Securities held by such Common Members and (iii) if any voting Preferred Units are then outstanding, the holders of Preferred Units holding greater than 50% of the votes represented by such Preferred Units; provided, however, that (a) the obligations of any Member or other party may not be increased without the consent of such Member or other party; and (b) the rights of the Union pursuant to Sections 6.1.1(b), 6.1.1(d) and 6.1.3 may not be amended, waived, discharged, or terminated, except by written instrument signed by the Union; and (c) Articles VIII and XII, Sections 4.2.3, 4.2.4, 4.5, 5.8, 5.10, 5.11, 6.1.2, 6.4, 6.5, 7.8 and 11.3 and this Section 14.2 may not be amended, waived, discharged or terminated without the written consent of the Sciens Group; and (d) Articles VIII and XII, Sections 4.2.3, 4.2.4, 4.5, 5.8, 5.10, 5.11, 6.1.2, 6.4, 6.5 and 11.3 and this Section 14.2, and the rights of Sciens or C-Defense Holding pursuant to Sections 5.9, 5.12.1, 6.1.1(c) and 6.1.3 (and any defined terms or other provisions to the extent related to any of the foregoing Articles or Sections) may not be amended, waived, discharged, or terminated, except with the written consent of C-Defense Holding.  Notwithstanding the foregoing, the Governing Board may amend this Agreement without the consent of any Member or the Union to reflect the issuance of Preferred Units, Common Units, Class B Common Units or profits interests permitted to be issued in accordance with this Agreement, as contemplated by Sections 4.1 and 4.4.  No waiver of any provision of this Agreement or any breach hereunder shall be deemed a waiver of any other provision or subsequent breach, nor shall any such waiver constitute a continuing waiver.

14.3. Choice of Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

14.4. Headings.  The headings of the Articles and the Sections of this Agreement are for convenience of reference only, and are not to be considered in constructing the terms and provisions of this Agreement.

14.5. Pronouns.  All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require in the context thereof.

14.6. Entire Agreement.  This Agreement, and the Schedules and Exhibits hereto constitute the entire agreement of the parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, representations, and understandings of the parties with respect thereto.

14.7. Third Parties.  Except for the rights of Sciens expressly provided in this Agreement and the rights of any indemnitee set forth in Article XII of this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

14.8. Severability.  If one or more provisions of this Agreement are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Agreement shall be enforceable in accordance with its terms.

14.9. Effectiveness.  This Agreement shall be become effective when each of the parties hereto indicated in the introductory paragraph of this Agreement shall have executed and delivered a counterpart hereof to the Company.

14.10. Counterparts.  This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement.

14.11. Interpretation.  The words “herein”, “hereof”, “hereby” or “hereto” shall refer to this Agreement unless otherwise expressly provided.  All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.  Any reference in this Agreement to an exhibit, schedule or section shall, unless the context otherwise requires, be a reference to an exhibit or schedule to, or a section of, this Agreement.  Any reference in this Agreement to a “business day” shall mean a day in which the New York branch of the Federal Reserve Bank is open for business during its normal hours of operation.  Any reference to a “Member” shall mean the Member admitted in the Company on or prior to the date of this Agreement and any successor Member which acquired a Membership Interest by a permitted transfer or assignment from any such original Member and any new Member which acquires a Membership Interest directly from the Company.  Any reference to “date hereof”, “date of this Agreement” or similar terms shall mean June 28, 2013.

[Balance of Page Intentionally Left Blank]

The undersigned have duly executed this Amended and Restated Limited Liability Company Agreement, dated as of the date set forth above.

COLT DEFENSE HOLDING LLC

By:  Sciens Management LLC, its manager

By:  /s/ John Rigas
       Name:  John Rigas
       Title:    Manager

COLT DEFENSE LLC

By:  /s/ Gerald R. Dinkel
       Name:  Gerald R. Dinkel
       Title:    President and Chief Executive Officer

[Signature Page to Amended and Restated Limited Liability Company Agreement]

Schedule 1

Member	Class A Common Units
COLT DEFENSE HOLDING LLC	60,213.137
CSFB SP III INVESTMENTS, LP	12,221.799
COLT DEFENSE HOLDING II LLC	10,505.293
WILLIAM M. KEYS	7,698.471
JAMES R. BATTAGLINI	1,511.815
JEFFREY J. GRODY	1,344.892
COLT DEFENSE EMPLOYEE PLAN HOLDING CORPORATION	1,204.733
ORPHEUS HOLDINGS LLC	1,069.408
JOYCE M. RUBINO	958.343
ARCHER DIVERSIFIED INVESTMENTS, LLC	763.862
RICHARD NADEAU	539.925
STF LLC	458.317
DONALD W. YOUNG	434.901
MICHAEL P. REISSIG	419.746
JOHN F. YOUNG	412.577
KEVIN J. BROWN	337.514
JOHN M. MAGOURIK	235.215
JOHN B. IBBOTSON	235.215
CARLTON S. CHEN	173.960
BRENER INTERNATIONAL GROUP, LLC	129.310
THOMAS C. MOORE	87.665
CIRQUE INVESTMENTS LLC	52.239
TOTAL	101,008.337

Options issued for Class B Common Units:

Name	Number of Options	Exercise Price
Gerald R. Dinkel	6,957	$100
Scott B. Flaherty	2,854	$100
George Casey	300	$100
J. Michael Magouirk	500	$100

Options committed to be issued for Class B Common Units:

Name	Number of Options	Exercise Price
Leslie Striedel	600	FMV
Ronald Belcourt	400	FMV
Kevin Green	300	FMV

Schedule 2

Colt Defense Holding LLC	c/o Sciens Capital Management 667 Madison Avenue, 5th Floor New York, NY 10065
Colt Defense Employee Plan Holding Corp.	P.O Box 118 Hartford, CT 06141
General William M. Keys	5105 Stillhouse Road Hume, VA 22639
Joyce M. Rubino	2861 Ironwood Drive Akron, OH 44312
Michael P. Reissig	56 Old King Street Enfield, CT 06082
John F. Young	48 Hill Street West Springfield, MA 01089
Kevin J. Brown	32 Clover Springs Drive Willington, CT 06279
John M. Magouirk	16 Farmbrook Drive Tolland, CT 06084
John B. Ibbotson	14 Alger Road Moodus, CT 06469
Thomas C. Moore	35 Meadowlark Road Simsbury, CT 06092
Donald W. Young	3640 Piping Rock Road Houston, TX 77027
Brener International Group, LLC	P.O. Box 10119 c/o Gabriel Brener Beverly Hills, CA 90213
Carlton S. Chen	648 Nod Hill Road Wilton, CT 06897-1305
James Battaglini	179 Whitman Ave., Apt 2 West Hartford, CT 06107
Richard Nadeau	1910 Ballycour Drive Vienna, VA 22182

Jeffrey G. Grody	110 High Wood Road West Hartford, CT 06117
Orpheus Holdings LLC	135 East 57th Street, 6th Floor Attn: Erich Schram, Guggenheim Partners New York, NY 10022
Archer Diversified Investments, LLC	c/o Devon Archer, Rosemon Capital, LLC 401 Greenwich Streeet, 3rd Floor New York, NY 10013
Colt Defense Holding II, LLC	c/o Sciens Capital Management 667 Madison Avenue, 5th Floor New York, NY 10065
CSFB SP III Investments, LP	11 Madison Aveneue, 14th Fl. New York, NY 10010
STF LLC	1250 Fourth Street, 5th Floor Santa Monica, CA 90401
Colt Defense Holding II, LLC	c/o Sciens Capital Management 667 Madison Avenue, 5th Floor New York, NY 10065

EXHIBIT A

FORM OF JOINDER TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS JOINDER (this “Joinder”) to that certain Amended and Restated Limited Liability Company Agreement of Colt Defense LLC (the “Company”), dated as of the 12th day of June, 2003 and amended as of the 9th day of July, 2007, the 11th day of August, 2011, March, 2012 and the 28th day of June, 2013, by and among the Company and certain unitholders of the Company (the “LLC Agreement”), is made and entered into as of _______________ ____, 20___, by and between the Company and ____________________ (“Holder”).  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the LLC Agreement.

WHEREAS, Holder has acquired certain units of limited liability company interest of the Company (“Holder Units”), and pursuant to the terms of the LLC Agreement, the Holder is required, as a holder of such units, to become a party to the LLC Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.           Agreement to be Bound.  Holder hereby agrees that upon execution and delivery of this Joinder by the Holder and the Company, it shall become a party to the LLC Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LLC Agreement as though an original party thereto and shall be admitted as a Member for all purposes thereof on the date and time specified below or, if no date and time are specified, at 11:59 p.m. on the date of this Joinder.  In addition, Holder hereby agrees that all Holder Units are Common Units for all purposes of the LLC Agreement.

2.           Successors and Assigns.  This Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and its successors and assigns.

3.           Counterparts.  This Joinder may be executed in any number of counterparts (including by facsimile or electronic copy), each of which shall be an original and all of which together shall constitute one and the same agreement.

4.           Notices.  For purposes of Section 13.1 of the LLC Agreement, all notices, demands or other communications to the Holder shall be directed to:

Name:            _____________________________________

Address:       _____________________________________

                       _____________________________________

Facsimile Number:   ________________________________

5.           Governing Law.  The LLC Agreement, including this Joinder, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

Exhibit A - Page 1

6.           Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

Exhibit A - Page 2

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Joinder as of the date first above written.

COLT DEFENSE LLC By: _______________________________ Name: Title: [NAME OF HOLDER] [By: _______________________________ Name: Title:] [__________________________________]

[Form Signature Page to Joinder to LLC Agreement]